Exhibit 4.1

EXECUTION COPY

EMBRAER OVERSEAS LIMITED

EMBRAER-EMPRESA BRASILEIRA DE AERONÁUTICA S.A.

THE BANK OF NEW YORK,
as Trustee, Registrar, Transfer Agent and Principal Paying Agent

THE BANK OF NEW YORK (LUXEMBOURG) S.A.,
as Luxembourg Paying Agent and Transfer Agent

INDENTURE

Dated as of October 25, 2006

6.375% Guaranteed Notes due 2017

CROSS-REFERENCE TABLE

Certain Sections of this Indenture relating to Sections 310 through
318, inclusive, of the Trust Indenture Act of 1939:

Trust Indenture Act Section			Indenture Section

310	(a)(1)		7.8; 7.9
	(a)(2)		7.9
	(a)(3)		N.A.
	(a)(4)		N.A.
	(a)(5)		7.9
	(b)		7.7; 7.9
	(c)		N.A.
311	(a)		7.10
	(b)		7.10
	(c)		N.A.
312	(a)		2.6
	(b)		12.6
	(c)		12.6
313	(a)		7.11
	(b)(1)		N.A.
	(b)(2)		7.11
	(c)		7.11
	(d)		7.11
314	(a)		4.8
	(b)		N.A.
	(c)(1)		9.5;10.3;12.3
	(c)(2)		9.5;10.3;12.3
	(c)(3)		N.A.
	(d)		N.A.
315	(a)		7.1
	(b)		7.5
	(c)		7.1
	(d)		7.1
316	(a)(last sentence)		1.1
	(a)(1)(A)		6.12
	(a)(1)(B)		6.13
	(a)(2)		N.A.
	(b)		6.8
	(c)		9.3
317	(a)(1)		6.3
	(a)(2)		6.10
	(b)		2.4
318	(a)		1.2
	(c)		1.2
		N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

i

v

EXHIBITS:

EXHIBIT A	-	Form of Note

EXHIBIT B	-	Form of Transfer Notice

EXHIBIT C	-	Form of Certificate for Transfer from Restricted Global Note or Certificated Note Bearing a Securities Act Legend to Regulation S Global Note or Certificated Note Not Bearing a Securities Act Legend

EXHIBIT D	-

Form of Transfer Certificate for Transfer from Regulation S Global Note or Certificated Note Not Bearing a Securities Act Legend to Restricted Global Note or Certificated Note Bearing a Securities Act Legend

EXHIBIT E	-	Form of Certificate for Removal of the Securities Act Legend on a Certificated Note

EXHIBIT F	-	Form of Guarantee

                    INDENTURE, dated as of October 25, 2006, among EMBRAER OVERSEAS LIMITED, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), EMBRAER-EMPRESA BRASILEIRA DE AERONÁUTICA S.A., a corporation (sociedade por ações) organized under the laws of Brazil (the “Guarantor”), THE BANK OF NEW YORK, a New York banking corporation, as Trustee, Registrar, Transfer Agent and Principal Paying Agent, and THE BANK OF NEW YORK (LUXEMBOURG) S.A., a Luxembourg corporation, as Luxembourg Paying Agent and Transfer Agent.

RECITALS

                    The Company has duly authorized (i) the issue of 6.375% Guaranteed Notes due 2017 (the “Initial Notes”, initially in an aggregate principal amount of US$400,000,000, (ii) if and when issued, the Company’s 6.375% Guaranteed Notes due 2017 that may be issued from time to time in exchange for Initial Notes pursuant to a Registration Rights Agreement, as hereinafter defined (the “Exchange Notes” and, together with the Initial Notes and any Additional Notes, as hereinafter defined, the “Notes”) and (iii) the execution and delivery of this Indenture.

                    The Guarantor has authorized the Guarantee (as hereinafter defined) of the Initial Notes and, if and when issued, the Exchange Notes, and to provide therefor the Guarantor has duly authorized the execution and delivery of this Indenture.

                    All things necessary have been done to make the Initial Notes and the Guarantee, when executed and authenticated and delivered hereunder and duly issued, the respective valid obligations of the Company and the Guarantor, and to make this Indenture a valid agreement of the Company and the Guarantor.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                    For and in consideration of the premises and the purchase of the Initial Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF
GENERAL APPLICATION

                    SECTION 1.1          Definitions.

                    “Act”, when used with respect to any Holder, has the meaning specified in Section 1.5.

                    “Additional Amounts” has the meaning specified in Section 4.7.

                    “Additional Interest” shall mean the additional interest at any time then owing pursuant to the Registration Rights Agreement.

                    “Additional Notes” means 6.375% Guaranteed Notes due 2017 issued from time to time after the Issue Date under the terms of this Indenture (other than pursuant to Sections 2.7, 2.8, 2.9 and 9.4 of this Indenture, in the case of Notes that are not already Additional Notes, and other than Exchange Notes issued pursuant to an exchange offer for the other Notes outstanding under this Indenture).

                    “Affiliate” means, with respect to any specified Person, (i) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person or (ii) any other Person who is a director or officer (a) of such specified Person, (b) of any subsidiary of such specified Person or (c) of any Person described in clause (i) above.  For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

                    “Applicable Procedures” means the applicable procedures of DTC, Euroclear and Clearstream Banking, in each case to the extent applicable.

                    “Authenticating Agent” has the meaning specified in Section 2.2.

                    “Authorized Denomination” has the meaning specified in Section 2.2.

                    “Bankruptcy Law” means (i) Title 11, United States Code or any similar U.S. federal or state law for the relief of debtors or the administration or liquidation of debtors’ estates for the benefit of their creditors, (ii) the Brazilian Bankruptcy Law or any similar Brazilian federal or state law for the relief of debtors or the administration or liquidation of debtors’ estates for the benefit of their creditors and (iii) the Cayman Islands bankruptcy law or any other similar Cayman or other law for the relief of debtors or the administration or liquidation of debtors’ estates for the benefit of their creditors.

                    “Board of Directors” means, as the case may be, the Board of Directors of the Company or the Board of Directors of the Guarantor (Conselho de Administração) or any committee thereof duly authorized to act on behalf of such Board of Directors.

                    “Board Resolution” means a copy of a resolution certified by the Secretary, the Assistant Secretary or another Officer performing corporate secretarial functions of the Company or the Guarantor, as applicable, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

                    “Brazil” means the Federative Republic of Brazil.

                    “Brazilian Bankruptcy Law” means Brazilian Federal Law No. 11,101.

                    “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York, the Cayman Islands or São Paulo, Brazil.

                    “Capitalized Lease Obligation” means, with respect to any Person, any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                    “Capital Stock” means, with respect to any Person, any and all shares of stock, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated, whether voting or non-voting), such person’s equity including any preferred stock, but excluding any debt securities convertible into or exchangeable for such equity.

                    “Certificated Note” has the meaning specified in Section 2.1.

                    “Clearstream Banking” means Clearstream Banking, société anonyme, and its successors.

                    “Company” means the Person named as such in the first paragraph of this Indenture and any successor thereof.

                    “Company Order” means a written order signed in the name of the Company by an Officer.

                    “Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of any Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Notes.

                    “Comparable Treasury Price” means, with respect to any Redemption Date (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

                    “Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be administered (which office as of the date of this Indenture is located at 4 New York Plaza, 15th Floor, New York, New York 10004).

                    “covenant defeasance option” has the meaning specified in Section 8.1.

                    “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                    “CVM” means the Brazilian Securities Commission (Comissão de Valores Mobiliários).

                    “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

                    “defeasance trust” has the meaning specified in Section 8.2.

                    “Depositary” means DTC or any successor depositary for the Notes.

                    “DTC” means The Depository Trust Company, and its successors.

                    “Euroclear” means Euroclear Bank S.A./N.V., and its successors.

                    “Event of Default” has the meaning specified in Section 6.1.

                    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

                    “Exchange Notes” has the meaning specified in the first paragraph under Recitals in this Indenture and shall be substantially in the form of Note set forth in Exhibit A.

                    “Exchange Offer” has the meaning specified in the Registration Rights Agreement.

                    “GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

                    “Global Note” means a global note representing the Notes substantially in the form attached hereto as Exhibit A.

                    “guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The term “guarantee” used as a verb has a corresponding meaning.

                    “Guarantee” has the meaning specified in Section 10.1.

                    “Guarantor” means the Person named as such in the first paragraph of this Indenture and any successor thereof.

                    “Hedging Agreement” means (i) any interest rate swap agreement, interest rate cap agreement or other agreement designed to protect against fluctuations in interest rates or (ii) any foreign exchange forward contract, currency swap agreement or other agreement designed to protect against fluctuations in foreign exchange rates.

                    “Holder” means the Person in whose name a Note is registered in the Register.

                    “Indebtedness,” with respect to any Person, means any amount payable (whether as a direct obligation or indirectly through a guarantee by such Person) pursuant to (i) an agreement or instrument involving or evidencing money borrowed; (ii) a conditional sale or a transfer with recourse or with an obligation to repurchase; or(iii) a Capitalized Lease Obligation.

                    “Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the provisions hereof.

                    “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

                    “Initial Notes” has the meaning specified in the first paragraph under Recitals in this Indenture and shall be in the form of Note set forth in Exhibit A.

                    “interest” on a Note means the interest (including any Additional Interest, if any) on such Note (including any Additional Amounts payable by the Company in respect of such interest).

                    “Interest Payment Date” means the Payment Date of an installment of interest on the Notes.

                    “Issue Date” means October 25, 2006.

                    “Illegality Event” means an event as a result of which it becomes and continues to be unlawful for the Company or the Guarantor to perform or comply with any one or more of its obligations under the Notes or this Indenture.

                    “legal defeasance option” has the meaning specified in Section 8.1.

                    “Lien” means any mortgage, pledge, lien, hypothecation, security interest or other encumbrance.

                    “Luxembourg Paying Agent” means The Bank of New York (Luxembourg) S.A., until a successor Luxembourg Paying Agent and Transfer Agent shall have become such pursuant to the applicable provisions of this Indenture, and, thereafter, “Luxembourg Paying Agent” shall mean such successor Luxembourg Paying Agent.

                    “Make-Whole Amount” has the meaning specified in Section 3.1(c).

                    “Maturity” means, when used with respect to any Note, the date on which the outstanding principal of and interest on such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

                    “Notes” has the meaning specified in the first paragraph under Recitals in this Indenture and shall be in the form of Note set forth in Exhibit A.

                    “Officer” means, with respect to a corporation, the president, chief executive officer, chief financial officer or any other executive officer performing decision-making functions for such corporation (including, in the case of the Guarantor, any member of its Diretoria (Board of Executive Officers), and in the case of the Company, any director thereof).

                    “Officers’ Certificate” means a certificate signed by any two Officers of the Company or the Guarantor, as applicable, and delivered to the Trustee.

                    “Opinion of Counsel” means a written opinion of legal counsel of recognized standing (who may be an employee of or counsel to the Guarantor) and who shall be reasonably acceptable to the Trustee, which opinion is reasonably satisfactory to the Trustee.

                    “Outstanding” means, when used with respect to Notes, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                    (ii)         Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed pursuant to Section 3.1(b) or (c), notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii) Notes, except to the extent provided in Sections 8.1 and 8.2, with respect to which the Company has effected legal defeasance and/or covenant defeasance as provided in Article VIII; and

                    (iv)        Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a protected purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, Notes owned by the Company, the Guarantor or any of their Affiliates shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, consent, notice or waiver, only Notes which a Responsible Officer of the Trustee has received written notice at its address specified herein of being so owned shall be so disregarded.  Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company, the Guarantor, or any other obligor upon the Notes or any of its Affiliates or such other obligor.

                    “Paying Agent” means the Luxembourg Paying Agent and any other Person authorized by the Company to pay the principal of or interest (including Additional Interest, if any) on, and any Additional Amounts due in respect of, any Notes on behalf of the Company hereunder, including the Principal Paying Agent.

                    “Payment Date” means the date on which payment of interest (including Additional Interest, if any) on and/or principal of, and any Additional Amounts in respect of, the Notes is due.

                    “Permitted Lien” means any Lien:

                    (i)          granted upon or with regard to any property acquired after the Issue Date by the Guarantor, to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property; provided, however, that the maximum amount secured thereby shall not exceed the purchase price of such property or the Indebtedness incurred solely for the purpose of financing the acquisition of such property;

                    (ii)         in existence on the Issue Date and any extension, renewal or replacement thereof; provided, however, that the total amount of Indebtedness so secured shall not exceed the amount so secured on the Issue Date;

(iii) arising from Capitalized Lease Obligations entered into in the ordinary course of business;

                    (iv)        granted upon or with regard to any present or future asset or property of in respect of Indebtedness of the Guarantor which is owed to (a) any Brazilian governmental credit agency (including, but not limited to the Brazilian National Treasury, Banco Nacional de Desenvolvimento Econômico e Social, BNDES Participações S.A., Financiadora de Estudos e Projetos and Agência Especial de Financiamento Industrial); (b) any international official export-import bank or official export-import credit insurer; or (c) the International Finance Corporation or any international multilateral or government-sponsored agency;

                    (v)          (a) existing with respect to any assets of a Person at the time such Person is merged or consolidated with or into the Guarantor (and such Lien is not incurred in anticipation of such transaction), provided that such Lien is not extended to any asset of the Guarantor other than the assets of such Person affected thereby prior to giving effect to such merger or consolidation, (b) existing on any assets at the time of the acquisition thereof (and not incurred in anticipation of such transaction), and (c) to secure any extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancing, refunding or exchanges), in whole or in part, of or for any Indebtedness secured by liens referred to above, provided that such Liens do not extend to any other property;

                    (vi)         created pursuant to any order of attachment or similar legal process arising in connection with court proceedings which are being contested by the Guarantor in good faith and by appropriate proceedings;

(vii) created over funds reserved for the payment of principal, interest (including Additional Interest, if any) and premium, if any, and any Additional Amounts, due in respect of Notes;

                    (viii)       arising in the ordinary course of business of the Guarantor in connection with the financing of any aircraft owned by the Guarantor that is leased to another Person; provided, however, that such Lien is limited to such aircraft;

                    (ix)         on any property or assets in connection with Indebtedness related to any regulated program for industrial or defense development related to the activities performed by Guarantor imposed or entered into as a result of the regulations or requirements of an applicable governmental authority; provided, however, that such Lien is limited to such property or assets associated with such regulated program;

(x) arising in the ordinary course of the business of the Guarantor in connection with the financing of export, import or other trade related transactions of the Guarantor; or

                    (xi)         granted after the Issue Date upon or in respect of any asset of the Guarantor other than those referred to above, provided that the aggregate amount of Indebtedness secured pursuant to this exception shall not, on the date any such Indebtedness is incurred, exceed an amount equal to 7.5% of the Guarantor’s shareholders’ equity (calculated on the basis of the Guarantor’s latest quarterly unaudited or annual audited consolidated financial statements whichever is the most recently prepared in accordance with GAAP and currency exchange rates prevailing on the last day of the period covered by such financial statements).

                    “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

                    “principal” of a Note means the principal amount of such Note (including any Additional Amounts payable by the Company in respect of such principal).

                    “Principal Paying Agent” means The Bank of New York, until a successor Principal Paying Agent shall have become such pursuant to the applicable provisions of this Indenture, and, thereafter, “Principal Paying Agent” shall mean such successor Principal Paying Agent.

                    “Principal Payment Date” means January 24, 2017 or any other date upon which principal of the Note becomes due, whether upon acceleration or otherwise hereunder.

                    “Proceeding” has the meaning specified in Section 12.11.

                    “Process Agent” has the meaning specified in Section 12.11.

                    “Record Date” means, when used with respect to the interest (including Additional Interest, if any) on the Notes, and any Additional Amounts due in respect thereof, payable on any Interest Payment Date, the January 9 or July 9 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

                    “Redemption Date” means, when used with respect to any Note to be redeemed pursuant to Section 3.1(b), or (c) as applicable, the date fixed for such redemption by or pursuant to this Indenture.

                    “Redemption Price” means, when used with respect to any Notes to be redeemed pursuant to Section 3.1(b) or (c), as applicable, the price at which it is to be redeemed pursuant to this Indenture.

                    “Reference Treasury Dealer” means each of J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. or their affiliates which are primary United States government securities dealers and two other leading primary United States government securities dealers in New York City reasonably designated by the Company; provided, however, that if any of the foregoing shall cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

                    “Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer, and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 3:30 pm New York time on the third Business Day preceding such Redemption Date.

                    “Register” has the meaning specified in Section 2.3.

                    “Registrar” means The Bank of New York, until a successor Registrar shall have become such pursuant to the applicable provisions of this Indenture, and, thereafter, “Registrar” shall mean such successor Registrar.

                    “Registration Rights Agreement” means the Registration Rights Agreement, dated as of October 25, 2006, among the Company, the Guarantor and the Initial Purchasers as such agreement may be amended, modified or supplemented from time to time, and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to purchasers of Additional Notes with respect to registration of such Additional Notes under the Securities Act.

                    “Restricted Period” means the 40 consecutive days beginning on and including the later of (i) the day on which the Initial Notes first are offered to persons other than distributors (as defined in Regulation S under the Securities Act) and (ii) the Issue Date or the date on which any Additional Notes are originally issued in the form of Initial Notes as the case may be.

                    “Regulation S” means Regulation S under the Securities Act, as in effect from time to time.

                    “Regulation S Global Note” means one or more permanent Global Notes in definitive fully registered form without interest coupons representing Notes initially sold outside of the United States pursuant to Regulation S.

                    “Relevant Withholding Taxes” has the meaning specified in Section 4.7.

                    “Responsible Officer” means any officer of the Trustee or the Principal Paying Agent with direct responsibility for the administration of this Indenture.

                    “Restricted Global Note” means one or more permanent Global Notes in definitive fully registered form without interest coupons initially sold to “qualified institutional buyers” (as such term is defined in Rule 144A) pursuant to Rule 144A.

                    “Rule 144A” means Rule 144A under the Securities Act, as in effect from time to time.

                    “SEC” means the U.S. Securities and Exchange Commission.

                    “Securities Act” means the U.S. Securities Act of 1933, as amended.

                    “Securities Act Legend” means the following legend, printed in capital letters:

THIS NOTE (AND RELATED GUARANTEE), HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS.  THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO EMBRAER OVERSEAS LIMITED OR EMBRAER-EMPRESA BRASILEIRA DE AERONÁUTICA S.A., (II) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (III) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (VI) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AFFORDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION.  THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES THAT IT SHALL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN.

                    “Significant Subsidiary” means any Subsidiary of the Guarantor which at the time of determination either (i) had assets which, as of the date of the Guarantor’s most recent quarterly consolidated balance sheet, constituted at least 10% of the Guarantor’s total assets on a consolidated basis as of such date or (ii) had revenues for the 12-month period ending on the date of the Guarantor’s most recent quarterly consolidated statement of income which constituted at least 10% of the Guarantor’s total revenues on a consolidated basis for such period.

                    “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the Holder thereof upon the happening of any contingency unless such contingency has occurred).

                    “Subsidiary” means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) the Guarantor, (ii) the Guarantor and one or more Subsidiaries or (iii) one or more Subsidiaries.

                    “Successor Corporation” has the meaning specified in Section 5.1.

                    “Successor Jurisdiction” means the jurisdiction, other than Brazil or the Cayman Islands, in which a Successor Corporation is incorporated or considered to be resident.

                    “Tax Haven” means any country that does not impose any income tax or which imposes it at a maximum rate lower than 20% or where such country’s laws impose restrictions on the disclosure of ownership composition or securities ownership.

                    “Transfer Agent” means each of The Bank of New York and The Bank of New York (Luxembourg), S.A. any other Person authorized by the Company to effectuate the exchange or transfer of any Note on behalf of the Company hereunder.

                    “Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

                    “Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.

                    “Trustee” means The Bank of New York, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture and, thereafter, “Trustee” shall mean such successor Trustee.

                    “United States” and “U.S.” means the United States of America (including the States and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction.

                    “U.S. Dollars” and “US$” each mean the currency of the United States.

                    “U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged and which are not callable at the issuer’s option.

                    SECTION 1.2          Rules of Construction.

                    (a)          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(ii) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(iii) “or” is not exclusive;

(iv) “including” means including, without limitation; and

(v) unless the context otherwise requires, any reference to an “Article”, a “Section” or an “Exhibit” refers to an Article, a Section or an Exhibit, as the case may be, of this Indenture.

                    (b)          All accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with GAAP.

                    (c)          For purposes of the definitions set forth in Article I and this Indenture generally, all calculations and determinations shall be made in accordance with GAAP and shall be based upon the consolidated financial statements of the Guarantor and its Subsidiaries prepared in accordance with GAAP.

                    (d)          All references to (a) Initial Notes shall refer also to any Additional Notes issued in the form of Initial Notes and (b) Exchange Notes shall refer also to any Additional Notes issued in the form of Exchange Notes, in each case, pursuant to Section 2.14;

                    (e)          All references to the date the Notes were originally issued shall refer to the Issue Date or the date any Additional Notes were originally issued, as the case may be.

                    (f)          If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by the Trust Indenture Act, such required provision shall control.

                    SECTION 1.3          Table of Contents; Headings.

                    The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                    SECTION 1.4          Form of Documents Delivered to Trustee.

                    In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                    Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous.  Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                    Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                    SECTION 1.5          Acts of Holders.

                    (a)          Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in Person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.5.

                    (b)          The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee reviewing such instrument or writing deems sufficient.

                    (c)          The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Register.

                    (d)          If the Company solicits from the Holders of Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall not have any obligation to do so.  Such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

                    (e)          Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

ARTICLE II

THE NOTES

                    SECTION 2.1          Form and Dating.

                    The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Note set forth in Exhibit A, which is hereby incorporated in, and expressly made a part of, this Indenture.  The Notes may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such notations, legends or endorsements as may be required to comply with any law, stock exchange rule, agreement to which the Company is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form acceptable to the Company.

                    Each Global Note representing Initial Notes shall be dated the Issue Date, and each Global Note representing Exchange Notes shall be dated the relevant exchange date.  Each definitive certificated note (“Certificated Note”) shall be dated the date of its authentication.

                    Global Notes will be deposited with the Trustee as custodian for DTC and registered in the name of a nominee of DTC.

                    Each Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate.  The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

                    The Notes shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any stock exchange on which the Notes may be listed, if any, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

                    SECTION 2.2          Execution, Authentication and Delivery.

                    (a)          Two Officers of the Company shall sign the Notes for the Company by manual or facsimile signature.

(i) If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

          (ii)         A Note shall not be valid until an authorized signatory of the Trustee or an authenticating agent manually signs the certificate of authentication on the Note upon Company Order.  Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.  Such Company Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

          (iii)        The Trustee or an authenticating agent shall authenticate and deliver (A) Initial Notes on the Issue Date in an aggregate principal amount of US$400,000,000, (B) any Additional Notes for original issue from time to time after the Issue Date in such principal amounts as set forth in Section 2.14 and (C) any Exchange Notes for issue only in exchange for a like principal amount of Initial Notes, in each case upon a Company Order.

          (iv)         The Company may from time to time, without notice to or consent of the Holders, issue such additional principal amounts of Additional Notes as may be issued and authenticated pursuant to Section 2.2(a)(iii)(B) and Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes of the same class pursuant to Section 2.7, Section 2.8, Section 2.10, Section 9.4, and except for transactions similar to the Exchange Offer.

          (v)          The Notes shall be issued in fully registered form without coupons attached in minimum denominations of US$100,000 and integral multiples of US$1,000 in excess thereof (each, an “Authorized Denomination”).

                    (b)          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes (the “Authenticating Agent”).  Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by an Authenticating Agent.  An Authenticating Agent has the same rights as the Registrar or any Transfer Agent or Paying Agent or agent for service of notices and demands.

                        (i)          Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

                        (ii)         Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Company.  The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Company.  Upon receiving such notice of resignation or upon such a termination, the Trustee may appoint a successor Authenticating Agent reasonably acceptable to the Company and shall give written notice of such appointment to the Company.

                        (iii)        The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services and reimbursement for its reasonable expenses relating thereto.  The Trustee shall have the right to decline to authenticate and deliver any Additional Notes under this Section if the Trustee, determines that such action may not lawfully be taken by the Company or if the Trustee in good faith by its board of directors or board of trustee, executive committee, or a trust committee of directors or trustees or Responsible Officers shall determine that such action would expose the Trustee to personal liability to existing Holders.

                    SECTION 2.3          Transfer Agent, Registrar and Paying Agent.

                    (a)          Subject to such reasonable regulations as the Company may prescribe, the books of the Company for the exchange, registration, and registration of transfer of Notes shall be kept at the office of the Registrar (such books maintained in such office and in any other office or agency designated for such purpose being herein referred to as the “Register”).  The Company shall also cause the Trustee to maintain books for the exchange, registration and registration of transfer of Notes.  The Trustee shall notify the Registrar and the Registrar shall notify the Trustee, when necessary, upon any exchange, registration or registration of transfer of any Notes and shall cause their respective books to be amended accordingly.  The Company may have one or more co-registrars and one or more additional Transfer Agents or Paying Agents.  The terms “Transfer Agent” and “Paying Agent” include any additional transfer agent or paying agent, as the case may be.  The term “Registrar” includes any co-registrar.

(i) If and for so long as the Notes are listed on the Luxembourg Stock Exchange and such stock exchange shall so require, the Company shall maintain a Paying Agent and Transfer Agent in Luxembourg.

                        (ii)         The Company shall enter into any appropriate agency agreements with any Registrar, Transfer Agent or Paying Agent not a party to this Indenture, which shall implement the provisions of this Indenture that relate to such agent.  The Company shall notify the Trustee of the name and address of any such agent.  If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.6.  The Company initially appoints the Trustee as Registrar, Transfer Agent and Principal Paying Agent, and The Bank of New York (Luxembourg) S.A. as Paying Agent and Transfer Agent in Luxembourg in connection with the Notes.

                    (b)          The Trustee shall keep a record of all the Notes and shall make such record available for inspection, during regular business hours, upon the request of the Company, provided reasonable advance notice of such inspection is given to the Trustee.  Such books and records shall include notations as to whether such Notes have been redeemed, or otherwise paid or cancelled, and, in the case of mutilated, destroyed, defaced, stolen or lost Notes, whether such Notes have been replaced.  In the case of the replacement of any of the Notes, the Trustee shall keep a record of the Note so replaced, and the Notes issued in replacement thereof.  In the case of the cancellation of any of the Notes, the Trustee shall keep a record of the Note so cancelled and the date on which such Note was cancelled.  Each Transfer Agent shall notify the Trustee of any transfers or exchanges of Notes effected by it.  The Trustee shall not be required to register the transfer of or exchange Certificated Notes for a period of 15 days preceding any date of selection of Notes for redemption, or register the transfer of or exchange any Certificated Notes previously called for redemption.

                    (c)          All Notes surrendered for payment, redemption, registration of transfer or exchange shall be cancelled by the relevant Transfer Agent or Paying Agent or the Trustee, as the case may be.  Each Registrar and Transfer Agent shall notify the Trustee of the surrender and cancellation of such Notes and shall deliver such Notes to the Trustee.  The Trustee may destroy or cause to be destroyed all such Notes surrendered for payment, redemption, registration of transfer or exchange in accordance with its customary procedures and, if so destroyed, shall, upon the Company’s written request, promptly deliver a certificate of destruction to the Company.

                    (d)          The Paying Agent shall comply with applicable backup withholding tax and information reporting requirements under the U.S. Internal Revenue Code of 1986, as amended, and the U.S. Treasury Regulations promulgated thereunder with respect to payments made under the Notes (including, to the extent required, the collection of Internal Revenue Service Forms W-8 and W-9 and the filing of U.S. Internal Revenue Service Forms 1099 and 1096).

                    SECTION 2.4          Paying Agent to Hold Money in Trust.

                    By 10:00 A.M. New York time, on the Business Day prior to each Payment Date on any Note, the Company or the Guarantor shall deposit with the Principal Paying Agent in immediately available funds a sum sufficient to pay such principal and interest (including Additional Interest, if any), and any Additional Amounts due in respect thereof, when so becoming due (including any amounts under Section 4.7).  The Company or the Guarantor shall request that the bank through which such payment is to be made agree to supply to the Principal Paying Agent by 10:00 A.M. (New York time) two Business Days prior to the due date from any such payment an irrevocable confirmation (by tested telex) of its intention to make such payment.  The Company or the Guarantor shall require each Paying Agent (other than the Trustee and the Luxembourg Paying Agent) to agree in writing that such Paying Agent shall hold in trust, for the benefit of Holders or the Trustee, all money held by such Paying Agent for the payment of principal of or interest (including Additional Interest, if any) on, and any Additional Amounts due with respect to, the Notes and shall notify the Trustee of any default by the Company or the Guarantor in making any such payment.  The Company or the Guarantor at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it.  Upon complying with this Section 2.4, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                    SECTION 2.5          Payment of Principal and Interest; Principal and Interest Rights Preserved.

                    (a)          Principal of, and interest (including Additional Interest, if any) on, and any Additional Amount due with respect to, the Notes shall be payable at the Corporate Trust Office, at the offices of the Trustee and, subject to any fiscal or other laws and regulations applicable thereto, at the specified offices of any other Paying Agent appointed by the Company.

                    (b)          Except as otherwise provided herein for the redemption of the Notes, the payment of principal on the Notes shall be allocated on a pro rata basis among all Outstanding Notes, without preference or priority of any kind among the Notes.

                    (c)          Final payments in respect of any Note (whether upon redemption, declaration of acceleration or Stated Maturity) shall be made only against presentation and surrender of such Note at the Corporate Trust Office, at the offices of the Trustee and, subject to any fiscal or other laws and regulations applicable thereto, at the specified offices of any other Paying Agent appointed by the Company.

                    (d)          Payment of the principal of, and any Additional Amounts due with respect to, any Note on the Principal Payment Date shall be made by U.S. Dollar check drawn on a bank in The City of New York and mailed to the Person entitled thereto at its address as it appears in the Register or, at the election of the Holder, by wire transfer to a U.S. Dollar account maintained by the payee with a bank in The City of New York, provided that such Holder so elects by giving written notice to such effect designating such account, upon application to the Trustee at least 15 days prior to the Principal Payment Date.

                    (e)          Payment of interest (including Additional Interest, if any), and any Additional Amounts due with respect thereto, on each Interest Payment Date with respect to any Note shall be made to the Person in whose name such Note is registered on the Record Date immediately preceding such Interest Payment Date, by U.S. Dollar check drawn on a bank in The City of New York and mailed to the Person entitled thereto at its address as it appears in the Register, or, at the election of the Holder, by wire transfer to a U.S. Dollar account maintained by the payee with a bank in The City of New York, provided that the Holder so elects by giving written notice to such effect designating such account, which is received by the Trustee or a Paying Agent no later than the Record Date immediately preceding such Interest Payment Date.  Unless such designation is revoked, any such designation made by such Holder with respect to such Note shall remain in effect with respect to any future payments with respect to such Note payable to such Holder.  The Company shall pay any administrative costs imposed by banks in connection with making payments by wire transfer.

                    (f)          If the Payment Date in respect of any Note is not a business day at the place in which it is presented for payment, the Holder thereof shall not be entitled to payment of the amount due until the next succeeding business day at such place and shall not be entitled to any further interest or other payment in respect of any such delay.

                    Notwithstanding the provisions of this Section 2.5, payments on Notes registered in the name of DTC or its nominee shall be effected in accordance with the Applicable Procedures.

                    The Company and the Guarantor shall make all payments on the Notes exclusively in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debt.

                    SECTION 2.6          Holder Lists.

                    The Trustee shall preserve in as current a form as is reasonably practicable, the most recent list available to it of the names and addresses of Holders.  If the Trustee is not the Registrar, the Company shall furnish to the Trustee in writing, at least ten Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

                    SECTION 2.7          Transfer and Exchange.

                    (a)          Interests in the Regulation S Global Note and the Restricted Global Note shall be exchangeable or transferable, as the case may be, for physical delivery of Certificated Notes only if (i) DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Note, or DTC ceases to be a “clearing agency” registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days, or (ii) an Event of Default has occurred and is continuing with respect to such Notes, provided that such transfer or exchange is made in accordance with the provisions of this Indenture and the Applicable Procedures.

                    Upon receipt of notice by DTC or the Trustee, as the case may be, regarding the occurrence of any of the events described in the preceding paragraph, the Company shall use its best efforts to make arrangements with DTC for the exchange of interests in the Global Notes for individual Certificated Notes, and cause the requested individual Certificated Notes to be executed and delivered to the Trustee in sufficient quantities and authenticated by the Trustee for delivery to Holders.  In the case of Certificated Notes issued in exchange for the Restricted Global Note, such Certificated Notes shall bear the Securities Act Legend.  Upon the transfer, exchange or replacement of Notes bearing such Securities Act Legend, or upon specific request for removal of the Securities Act Legend on a Note, the Company shall deliver only Notes that bear such Securities Act Legend, or shall refuse to remove such Securities Act Legend, as the case may be, unless there is delivered to the Company a certificate in the form of Exhibit C or Exhibit E, as the case may be, or such satisfactory evidence as may reasonably be required by the Company, which may include an Opinion of Counsel, that neither the Securities Act Legend nor the restrictions on transfer set forth therein are required to ensure compliance with the provisions of the Securities Act.  The Trustee shall exchange a Note bearing the Securities Act Legend for a Note not bearing such Securities Act Legend only if it has been directed to do so in writing by the Company, upon which direction it may conclusively rely.

                    (b)          On or prior to the 40th day of the Restricted Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through the Restricted Global Note shall be made only in Authorized Denominations in accordance with the Applicable Procedures and upon receipt by the Trustee or Transfer Agent of a written certification from the transferor of the beneficial interest in the form of Exhibit D to the effect that such transfer is being made to a Person who the transferor reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.  After such 40th day, such certification requirement shall no longer apply to such transfers.

                    (c)          Transfers by an owner of a Certificated Note bearing the Securities Act Legend or of a beneficial interest in the Restricted Global Note to a transferee who takes delivery of such interest through the Regulation S Global Note or in the form of a Certificated Note not bearing the Securities Act Legend shall be made only in Authorized Denominations upon receipt by the Trustee or Transfer Agent of a written certification from the transferor in the form of Exhibit C to the effect that such transfer is being made in accordance with Regulation S.

                    Beneficial interests in the Global Notes shall be shown on, and transfers thereof shall be effected only through, records maintained by DTC and its direct and indirect participants, including Euroclear and Clearstream Banking.

                    Transfers between participants in DTC shall be effected in the ordinary way in accordance with the Applicable Procedures and shall be settled in DTC’s Same-Day Funds Settlement System and secondary market trading activity in such Notes shall therefore settle in immediately available funds.  Transfers between participants in Euroclear and Clearstream Banking shall be effected in the ordinary way in accordance with Applicable Procedures.

                    (d)          Certificated Notes may be exchanged or transferred in whole or in part in the principal amount of Authorized Denominations by surrendering such Certificated Notes at the office of the Trustee or any Transfer Agent with a written instrument of transfer as provided in this Indenture in the form of Exhibit B hereto duly executed by the Holder thereof or his attorney duly authorized in writing.

                    In exchange for any Certificated Note properly presented for transfer, the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered at the Corporate Trust Office, to the transferee, or send by mail (at the risk of the transferee) to such address as the transferee may request, a Certificated Note or Notes, as the case may require, registered in the name of such transferee, for the same aggregate principal amount as was transferred.  In the case of the transfer of any Certificated Note in part, the Trustee shall also promptly authenticate and deliver or cause to be authenticated and delivered at the Corporate Trust Office, to the transferor, or send by mail (at the risk of the transferor) to such address as the transferor may request, a Certificated Note or Notes, as the case may require, registered in the name of such transferor, for the aggregate principal amount that was not transferred.  No transfer of any Notes shall be made unless the request for such transfer is made by the registered Holder or his attorney duly authorized in writing at the Corporate Trust Office and is accompanied by a completed instrument of transfer in the form of Exhibit B attached to the Note presented for transfer.

                    (e)          Transfer, registration and exchange of any Note or Notes shall be permitted and executed as provided in this Section 2.7 without any charge to the Holder of any such Note or Notes other than any taxes or governmental charges or insurance charges payable on transfers or any expenses of delivery by other than regular mail, but subject to such reasonable regulations as the Company, the Registrar and the Trustee may prescribe.

                    The costs and expenses of effecting any exchange or registration of transfer pursuant to the foregoing provisions, except for the expense of delivery by other than regular mail (if any) and except for the payment of a sum sufficient to cover any tax or other governmental charges or insurance charges that may be imposed in relation thereto, shall be borne by the Company.

                    All Certificated Notes issued upon any exchange or registration of transfer of Notes shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits, as the Notes surrendered upon exchange or registration of transfer.

                    (f)          Transfers of Notes shall be registrable at the Corporate Trust Office, at the offices of the Trustee and at the offices of the Transfer Agent. The Trustee or the Transfer Agent shall effect transfers of Global Notes and Certificated Notes.  In addition, the Registrar shall keep the Register for the ownership, exchange and transfer of any Notes.  The Transfer Agent shall give prompt notice to the Registrar and the Registrar shall likewise give prompt notice to the Trustee of any exchange or transfer of such Notes.  Neither the Trustee nor any Transfer Agent shall register the exchange or the transfer of interests during the period of 15 days ending on the Record Date.  The Trustee shall give prompt notice to the Company of any replacement, transfer, cancellation or destruction of the Notes.

                    (g)          Upon any such exchange of all or a portion of any Global Note for a Certificated Note or an interest in either the Restricted Global Note or the Regulation S Global Note, the Global Note to be so exchanged shall be marked to reflect the reduction of its principal amount by the aggregate principal amount of such Certificated Note or the interest to be so exchanged for an interest in a Regulation S Global Note or a Restricted Global Note, as the case may be.  Until so exchanged in full, the Note shall in all respects be entitled to the same benefits under this Indenture as the Notes authenticated and delivered hereunder.

                    (h)          Subject to Section 2.7(a), upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2, the Trustee shall authenticate one or more Exchange Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Initial Notes or Additional Notes tendered for acceptance by Persons that certify in the applicable letters of transmittal that (i) they are not broker-dealers, (ii) they are not participating in a distribution of the Exchange Notes and (iii) they are not affiliates (as defined in Rule 144 under the Securities Act) of the Company, and accepted for exchange in the Exchange Offer.  Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Initial Notes in the form of Global Notes and/or Additional Notes in the form of Global Notes to be reduced accordingly.

                    SECTION 2.8          Replacement Notes.

                    If any Note at any time becomes mutilated, defaced, destroyed, stolen or lost, such Note may be replaced at the cost of the applicant (including reasonable legal fees of the Company, the Trustee, the Transfer Agents, the Registrar and the Paying Agents) at the office of the Trustee or any Transfer Agent, upon provision of, in the case of destroyed, stolen or lost Notes, evidence satisfactory to the Trustee and the Company that such Note was destroyed, stolen or lost, together with such indemnity as the Trustee and the Company may require.  Mutilated or defaced Notes must be surrendered before replacements shall be issued.

                    Each Note authenticated and delivered in exchange for or in lieu of any such Note shall carry rights to accrued and unpaid interest (including Additional Interest, if any) and to interest (including Additional Interest, if any) to accrue equivalent to the rights that were carried by such Note before such Note was mutilated, defaced, destroyed, stolen or lost.

                    Every replacement Note is an additional obligation of the Company and shall be entitled to the benefits at this Indenture.

                    SECTION 2.9          Temporary Notes.

                    Subject to the provisions of Section 2.7(a), until Certificated Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that the Company considers appropriate for temporary Notes.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Certificated Notes and deliver them in exchange for temporary Notes at the office or agency of the Company or the Trustee, without charge to the Holder.  Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as Certificated Notes.

                    SECTION 2.10          Cancellation.

                    The Company at any time may deliver Notes to the Trustee for cancellation.  The Transfer Agents and the Paying Agents shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment.  The Trustee or a Paying Agent and no one else shall cancel and the Trustee shall destroy in accordance with its customary procedures (subject to the record-retention requirements of the Exchange Act) all Notes surrendered for transfer, exchange, payment or cancellation and, if so destroyed, upon the Company’s written request, deliver a certificate of such destruction to the Company unless the Company directs the Trustee in writing to deliver cancelled Notes to the Company.  The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation, which shall not prohibit the Company from issuing any Additional Notes, or any Exchange Notes in exchange for Initial Notes.  A Note does not cease to be outstanding because the Company, the Guarantor or any of their Affiliates holds such Note.

                    SECTION 2.11          Defaulted Interest.

                    If the Company defaults in a payment of interest (including Additional Interest, if any) on the Notes, or Additional Amounts due with respect thereto, the Company shall pay the defaulted interest (plus interest on such defaulted interest at the rate specified in Section 4.1 to the extent lawful) in any lawful manner not inconsistent with the requirements of any stock exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this Section 2.11, such manner of payment shall be deemed practicable by the Trustee.

                    The Company may pay the defaulted interest (including Additional Interest, if any) and any Additional Amounts due in respect thereof, to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date of such defaulted interest.  The Company shall fix or cause to be fixed any such special record date and payment date, and, at least 15 days before any such special record date, the Company shall deliver to each Holder, with a copy to the Trustee, a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                    SECTION 2.12          CUSIP and ISIN Numbers.

                    The Company in issuing the Notes may use CUSIP and ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP and ISIN numbers in notices as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice shall not be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee in writing of any change in CUSIP or ISIN numbers.

                    SECTION 2.13          Open Market Purchases.

                    The Company, the Guarantor or any of their Affiliates may at any time purchase Notes in the open market or otherwise at any agreed upon price.  Any Notes so purchased may be cancelled or resold at the option of the Company, but shall only be resold in accordance with applicable securities and other laws.

                    SECTION 2.14          Issuance of Additional Notes.

                    The Company shall be entitled, from time to time, without notice to, or consent of, the Holders of the Notes, to create and issue additional principal amounts of Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the Issue Date or the Exchange Notes exchanged therefor (in each case, other than with respect to the issue date, issue price, the payment of interest accruing prior to the issue date thereof and the first payment of interest (including Additional Interest, if any) thereon, and any Additional Amounts due with respect thereto, after the issue date thereof), as the case may be.

                    With respect to any Additional Notes, the Company shall set forth in a resolution of the Board of Directors and an Officers’ Certificate, a copy of each shall be delivered to the Trustee, the following information:

(i) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(ii) the issue price, the issue date and the “CUSIP” and “ISIN” number of any such Additional Notes and the amount of interest payable on the first payment date applicable thereto;

                    (iii)        whether such Additional Notes shall be transfer restricted securities and issued in the form of Initial Notes or shall be issued in the form of Exchange Notes, in each case as set forth in Exhibit A to this Indenture; and

(iv) if applicable, the resale restriction termination date relating to the Notes and the Restricted Period for such Additional Notes.

                    SECTION 2.15          One Class of Notes.

                    The Initial Notes, any Additional Notes and the Exchange Notes shall vote and consent together on all matters as one class; and none of the Initial Notes, any Additional Notes and the Exchange Notes shall have the right to vote or consent as a separate class on any matter.  The Initial Notes, any Additional Notes and the Exchange Notes shall together be deemed to constitute a single class or series for all purposes under this Indenture.

ARTICLE III
REDEMPTION AND REPURCHASES

                    SECTION 3.1          Right of Redemption.

                    (a)          Except as described in this Section 3.1 and Paragraph 10 of the form of Note set forth in Exhibit A, the Notes may not be redeemed prior to maturity.

                    (b)          The Notes shall be redeemable, at the option of the Company, in whole, but not in part, upon giving not less than 30 nor more than 60 days’ notice to the Holders (which notice shall be irrevocable), at a Redemption Price equal to 100% of the principal amount thereof, plus accrued interest (including Additional Interest, if any) and any Additional Amounts due with respect thereto, to the Redemption Date, only if (i) (A) the Company or any Successor Corporation of the Company has or shall become obligated to pay Additional Amounts with respect to the Notes or (B) the Guarantor or any Successor Corporation of the Guarantor has or shall become obligated to pay Additional Amounts with respect to the Notes in excess of the Additional Amounts that the Guarantor or any Successor Corporation of the Guarantor would be obligated to pay if payments in respect of the Notes were subject withholding or deduction at a rate of 15%, or at a rate of 25% if a Holder of Notes is resident in a Tax Haven, as a result of any change in, or amendment to, the laws or regulations of Brazil or the Cayman Islands or any political subdivision or governmental authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations (including a holding by a court of competent jurisdiction), which change or amendment occurs after the Issue Date and (ii) such obligation cannot be avoided by the Company or the Guarantor taking reasonable measures available to it.  No such notice of redemption shall be given earlier than 60 calendar days prior to the earliest date on which the Company or the Guarantor, as the case may be, would be obligated to pay such Additional Amounts if a payment in respect of such Notes were then due.

                    Prior to the publication or mailing of any notice of redemption pursuant to the preceding paragraph, the Company or the Guarantor shall deliver to the Trustee an Officers’ Certificate to the effect that the obligation of the Company or the Guarantor, as the case may be, to pay Additional Amounts cannot be avoided by the Company or the Guarantor taking reasonable measures available to it.  The Company or the Guarantor, as the case may be, shall also deliver an Opinion of Counsel of recognized standing stating that the Company or the Guarantor, as the case may be, would be obligated to pay Additional Amounts due to the changes in tax laws or regulations.  The Trustee shall accept such certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent set forth in clauses (i) and (ii) of the preceding paragraph of this Section 3.1(b), in which event it shall be conclusive and binding on the Holders.

                    (c)          The Notes shall be redeemable, at the option of the Company, in whole or in part, upon giving not less than 30 nor more than 60 days’ notice to the Holders (which notice shall be irrevocable), at a Redemption Price equal to the greater of (i) 100% of the principal amount thereof and (ii) the sum of the present values of each remaining scheduled payment of principal and interest thereon (exclusive of interest (including Additional Interest, if any) accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year comprised of twelve 30-day months) at the Treasury Rate plus 25 basis points (the “Make-Whole Amount”), plus in each case accrued interest (including Additional Interest, if any) on, and any Additional Amounts due with respect to, the Notes to the Redemption Date.

                    If less than all the Notes are to be redeemed at any time pursuant to this Section 3(c), the particular Notes to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee, from the outstanding Notes not previously called for redemption, in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or, if such Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate (and in such manner as complies with applicable legal requirements) and which may provide for the selection for redemption of portions of the principal of the Notes; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than US$100,000.  The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the method it has chosen for the selection of Notes and the principal amount thereof to be redeemed.

                    SECTION 3.2          Applicability of Article.

                    Redemption of Notes at the option of the Company, as permitted by Section 3.1 or required by any provision of this Indenture, shall be made in accordance with such provision and this Article III.

                    SECTION 3.3          Election to Redeem; Notice to Trustee.

                    The election of the Company to redeem the Notes pursuant to Section 3.1(b) or (c) shall be evidenced by a Board Resolution.  In case of any redemption of Notes at the election of the Company, the Company shall, at least 70 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date.

                    SECTION 3.4          Notice of Redemption by the Company.

                    In the case of redemption of Notes pursuant to Section 3.1(b) or (c), notice of redemption shall be mailed at least 30 but not more than 60 days before the Redemption Date to each Holder of any Note to be redeemed by first-class mail at its registered address and such notice shall be irrevocable.  In addition, if and so long as the Notes continue to be listed on the Luxembourg Stock Exchange, notices shall be published in English in a leading newspaper having general circulation in Luxembourg (which is expected to be the d’Wort).

                    The notice shall state:

(i) the aggregate amount of Notes to be redeemed;

(ii) the Redemption Date;

(iii) the Redemption Price;

(iv) the name and address of the Paying Agents;

(v) that Notes called for redemption must be surrendered to a Paying Agent to collect the Redemption Price;

                    (vi)        that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest (including Additional Interest, if any) on Notes called for redemption ceases to accrue on and after the Redemption Date;

(vii) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed;

(viii) the CUSIP or ISIN number, if any; and

(ix) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.

                    At the Company’s election and at its request, made in writing to the Trustee at least 60 days before a date for redemption of Notes, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided that the Company shall deliver to the Trustee, at least 70 days prior to the Redemption Date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

                    SECTION 3.5          Deposit of Redemption Price.

                    By 10 A.M. New York City time on the Business Day prior to the Redemption Date, the Company shall deposit with the Principal Paying Agent money sufficient to pay the Redemption Price of and accrued interest (including Additional Interest, if any) on, and any Additional Amounts due with respect to, the Notes other than Notes that have been delivered by the Company to the Trustee at least 15 days prior to the Redemption Date for cancellation.  The Company shall request that the bank through which such payment is to be made agree to supply to the Principal Paying Agent by 10:00 A.M. (New York time) two Business Days prior to the due date from any such payment an irrevocable confirmation (by tested telex) of its intention to make such payment.

                    SECTION 3.6          Effect of Notice of Redemption.

                    Notice of redemption having been given as aforesaid, the Notes shall, on the Redemption Date, become due and payable at the applicable Redemption Price (together with accrued interest, if any (including Additional Interest, if any), and any Additional Amounts due with respect thereto, to the Redemption Date), and from and after such date (except in the event of a default in the payment of the Redemption Price and accrued interest (including Additional Interest, if any), and any Additional Amounts due with respect to, such Notes shall cease to bear interest (including Additional Interest).  Upon surrender of any such Note for redemption in accordance with such notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest (including Additional Interest, if any) and any Additional Amounts due with respect thereto, whose Payment Date is on or prior to the Redemption Date shall be payable to the Holders of such Notes registered as such at the close of business on the relevant Record Dates according to their terms.

                    If any Note to be redeemed shall not be so paid upon surrender thereof in accordance with the Company’s instructions for redemption, the principal shall, until paid, bear interest (including Additional Interest) from the Redemption Date at the rate borne by the Notes.  Upon surrender to the Paying Agent, such Notes shall be paid at the applicable Redemption Price, plus accrued interest (including Additional Interest, if any), and any Additional Amounts due with respect thereto, to the Redemption Date; provided, however, that installments of interest (including Additional Interest, if any) and any Additional Amounts due with respect thereto, payable on or prior to the redemption date shall be payable to the Holders of such Notes registered as such at the close of business on the relevant Record Date according to their terms.

                    SECTION 3.7          Notes Redeemed in Part.

                    Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder thereof (at the Company’s expense) a new Note, equal in a principal amount to the unredeemed portion of the Note surrendered; provided that each new Note shall be in a Principal amount of US$100,000 or an integral multiple of US$1,000 in excess thereof.

                    For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

ARTICLE IV
COVENANTS

                    SECTION 4.1          Payment of Principal and Interest Under Notes.

                    The Company shall punctually pay the principal of and interest (including Additional Interest, if any) on, and Additional Amounts due with respect to, the Notes on the dates and in the manner provided in the form of Note set forth as Exhibit A.  By 10:00 a.m. (New York City time), on the Business Day prior to any Payment Date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent money sufficient to pay such principal and interest (including Additional Interest, if any) and any such Additional Amounts.

                    No interest (including Additional Interest, if any) shall be payable hereunder in excess of the maximum rate permitted by applicable law.

                    SECTION 4.2          Maintenance of Office or Agency.

                    The Company shall maintain in each place of payment for the Notes an office or agency where Notes may be presented or surrendered for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Corporate Trust Office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes.  The Company shall give prompt written notice to the Trustee of any change in the location of any such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                    SECTION 4.3          Money for Note Payments to Be Held in Trust.

                    If the Company shall at any time act as its own Paying Agent, it shall, on or before each due date of the principal of or interest (including Additional Interest, if any) on, and any Additional Amounts due with respect to, any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of, or interest (including Additional Interest, if any), and any such Additional Amounts so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

                    Whenever the Company shall have one or more Paying Agents for the Notes, it shall, on or before each due date of the principal of, or interest (including Additional Interest, if any) on, and any Additional Amounts due with respect to, any Notes, irrevocably deposit with a Paying Agent a sum sufficient to pay such principal or interest (including Additional Interest, if any), and any such Additional Amounts, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest (including Additional Interest, if any), and any such Additional Amounts, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee in writing of such action or any failure so to act.

                    Each Paying Agent, subject to the provisions of this Section 4.3, shall:

                    (i)          hold all sums held by it for the payment of the principal of or interest (including Additional Interest, if any) on, and any Additional Amounts due with respect to, Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein; provided, however, such sums need not be segregated from other funds held by it, except as required by law;

                    (ii)         give the Trustee written notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal or interest (including Additional Interest, if any), and any Additional Amounts due with respect thereto; and

(iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

                    The Company shall cause each Paying Agent (other than the Principal Paying Agent and the Luxembourg Paying Agent) to execute and deliver an instrument in which such Paying Agent shall agree with the Trustee to act as a Paying Agent in accordance with this Section 4.3.

                    The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

                    Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest (including Additional Interest, if any) on, and any Additional Amounts due with respect to, any Note and remaining unclaimed for two years after such principal or interest (including Additional Interest, if any), and any Additional Amounts due with respect thereto, has become due and payable shall be paid to the Company at the request of the Company, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall, upon written request and at the expense of the Company, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in (i) the Borough of Manhattan, The City of New York and (ii) so long as the Notes continue to be listed on the Luxembourg Stock Exchange, Luxembourg, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

                    SECTION 4.4          Maintenance of Corporate Existence.

                    The Guarantor shall, and shall cause each of its Subsidiaries to, (i) maintain in effect its corporate existence and all registrations necessary therefor, provided that these restrictions shall not prohibit any transactions permitted by Article V or the merger of any Subsidiary with or into the Guarantor or with or into any other Subsidiary of the Guarantor; (ii) take all reasonable actions to maintain all rights, privileges, titles to property, franchises and the like necessary or desirable in the normal conduct of its business, activities or operations; and (iii) maintain or cause to be maintained in good repair, working order and condition (normal wear and tear excepted) all properties used or useful in their business; provided, however, that neither the Guarantor nor its Subsidiaries shall be prevented from discontinuing those operations or suspending the maintenance of those properties which, in the reasonable judgment of the Guarantor as evidenced by a Board Resolution, are no longer necessary or useful in the conduct of the Guarantor’s business, or that of its Subsidiaries; and provided, further, that such discontinuation of operations or maintenance shall not be materially disadvantageous to the Holders of the Notes.

                    SECTION 4.5          Payment of Taxes and Claims.

                    The Guarantor shall, and shall cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its property in respect of any of its franchises, businesses, income or profits before any penalty or interest accrues thereon, and pay all claims (including claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien upon its property; provided, however, that any such payment shall not be required unless the failure to make such payment would have a material adverse effect upon the financial condition of the Guarantor and its Subsidiaries considered as one enterprise or an adverse effect on the performance of the Guarantor’s obligations hereunder; and provided, further, that no such charge or claim need be paid while it is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if appropriate reserves or other provisions shall have been made therefor.

                    SECTION 4.6          Maintenance of Insurance.

                    The Guarantor shall, and shall cause each of its Subsidiaries to, maintain insurance with respect to its general business and its properties, with financially sound, responsible and reputable insurance companies in such amounts and covering such risks as are usually carried by companies of good repute engaged in similar businesses and owning and/or operating properties similar to those owned and/or operated by the Guarantor or such Subsidiary, as the case may be, in the jurisdictions in which the Guarantor or such Subsidiary owns and/or operates its properties, including policies covering property losses wherein settlement is on a replacement value basis, resultant business interruption and general liability.

                    SECTION 4.7          Payment of Additional Amounts.

                    (a)          All payments by the Company or the Guarantor in respect of the Notes or the Guarantee, as the case may be, including, without limitation, Additional Interest, if any, shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or other governmental charges of a similar nature (and any fines, penalties or interest related thereto) imposed or levied by or on behalf of Brazil or the Cayman Islands or any political subdivision or authority of or in Brazil or the Cayman Islands having power to tax, unless such withholding or deduction is required by law.  In that event, the Company or the Guarantor (as guarantor of the Notes) shall pay to each Holder such additional amounts (“Additional Amounts”) as may be necessary in order that every net payment made by the Company or the Guarantor (as guarantor of the Notes), on each Note or the Guarantee after such deduction or withholding shall not be less than the amount then due and payable on such Note as if no deduction or withholding were required.  The foregoing obligation to pay Additional Amounts, however, shall not apply to or in respect of:

                        (i)          any tax, assessment or other governmental charge which would not have been imposed but for the existence of any present or former connection between such Holder (or between a fiduciary, settler, beneficiary, member or shareholder of such Holder, if such Holder is an estate, a trust, a partnership, a company or a corporation), on the one hand, and Brazil or the Cayman Islands, on the other hand (including, without limitation, such Holder (or such fiduciary, settler, beneficiary, member or shareholder) being or having been a citizen or resident thereof or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein), other than the mere receipt of such payment or the ownership or holding of such Note or the Guarantee;

                        (ii)         any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by such Holder for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

                        (iii)        the extent that the taxes, duties, assessments or other governmental charges would not have been imposed but for the failure of such Holder (including the failure of any beneficial owner) to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with Brazil or the Cayman Islands of the Holder if (A) such compliance is required or imposed by law as a precondition to exemption from all or a part of such tax, assessment or other governmental charge and (B) in the event a certification, identification or other reporting requirement is adopted after the Issue Date and the Company or the Guarantor, as the case may be, relies on such requirement to apply this clause (iii), the Company or the Guarantor, as the case may be, shall have notified all Holders of Notes of such requirement at least 30 days prior to the date such requirement will apply with respect to the Notes and be so relied upon by Company or the Guarantor, as the case may be, provided that no further notices of such requirement will be required to be given to any subsequent Holders;

(iv) any estate, inheritance, gift, sales, transfer, excise or personal property or similar tax, assessment or governmental charge;

                        (v)          any tax, assessment or other governmental charge which is payable other than by deduction or withholding from payments of principal of or interest (including Additional Interest, if any) on the Note or by direct payment by the Company or the Guarantor in respect of claims made against the Company or the Guarantor;

                        (vi)         any tax, imposed, withheld or otherwise deducted on a note presented for payment (where presentation is required) by or on behalf of a Holder who would have been able to avoid that withholding or deduction by presenting the relevant note to another paying agent;

                        (vii)         any withholding or deduction, imposed or levied on a payment to an individual that is required to be made pursuant to European Union Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(viii) any combination of the above.

                    (b)          The Company or the Guarantor, as the case may be, shall also pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from execution, delivery, registration or making of payments or enforcement in respect of the Notes and the Guarantee, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of Brazil or the Cayman Islands other than those resulting from, or required to be paid in connection with, the enforcement of the Notes and the Guarantee following the occurrence of any Default or Event of Default.

                    (c)          No Additional Amounts shall be paid with respect to a payment on any Note or the Guarantee to a Holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or beneficial owner would not have been entitled to receive payment of the Additional Amounts had the beneficiary, settlor, member or beneficial owner been the Holder of the Note.

                    (d)          The Company or the Guarantor shall provide the Trustee with the official acknowledgment of the relevant taxing authority (or, if such acknowledgement is not available, a certified copy thereof, or other available documentation) evidencing any payment of Brazilian or Cayman Islands taxes in respect of which the Company or the Guarantor has paid any Additional Amounts.  Copies of such documentation shall be made available to the Holders of the Notes or the Paying Agents, as applicable, upon request therefor.

                    (e)          The Company shall:

                        (i)          at least 10 Business Days prior to the first Payment Date (and at least 10 Business Days prior to each succeeding Payment Date or any Redemption Date or Maturity date if there has been any change with respect to the matters set forth in the below-mentioned Officers’ Certificate), deliver to the Trustee and each Paying Agent an Officers’ Certificate (A) specifying the amount, if any, of taxes described in this Section 4.7 (the “Relevant Withholding Taxes”) required to be deducted or withheld on the payment of principal of or interest (including Additional Interest, if any) on the Notes to Holders and the Additional Amounts, if any, due to Holders in connection with such payment, and (B) certifying that the Company shall pay such deduction or withholding;

(ii) prior to the due date for the payment thereof, pay any such Relevant Withholding Taxes, together with any penalties or interest applicable thereto;

                        (iii)        within 15 days after paying such Relevant Withholding Taxes, deliver to the Trustee and each Paying Agent evidence of such payment and of the remittance thereof to the relevant taxing or other authority as described in this Section 4.7; and

(iv) pay any Additional Amounts due to Holders on any Interest Payment Date, Redemption Date or date of Maturity to the Trustee in accordance with the provisions of this Section 4.7 and Section 2.4.

                    (f)          The Company and the Guarantor shall, jointly and severally, indemnify the Trustee and each Paying Agent for, and hold each harmless against, any loss, liability or expense reasonably incurred without gross negligence, bad faith or willful misconduct on such Person’s part, arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished pursuant to this Section 4.7 or the failure of the Trustee or any Paying Agent for any reason (other than its own gross negligence, bad faith or willful misconduct) to receive on a timely basis any such Officers’ Certificate or any information or documentation requested by it or otherwise required by applicable law or regulations to be obtained, furnished or filed in respect of such Relevant Withholding Taxes.  The Company or the Guarantor, as the case may be, shall make available to any Holder requesting the same, evidence that the applicable Relevant Withholding Taxes have been paid.

                    (g)          Any Officers’ Certificate required by this Section 4.7 to be provided to the Trustee and each Paying Agent shall be deemed to be duly provided if sent by facsimile to the Trustee and each Paying Agent.

                    SECTION 4.8          Reporting Requirements.

                    (a)          The Company (unless at the time no Outstanding Notes have been registered with the SEC pursuant to the Securities Act) and the Guarantor shall file with the Trustee and the SEC, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act.

                    (b)          Notwithstanding that the Guarantor may not be required to remain subject to the reporting requirements of Sections 12, 13 and 15(d) of the Exchange Act, the Guarantor will continue to file with the SEC and provide the Trustee with such annual reports and such information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which are specified in Sections 12, 13 and 15(d) of the Exchange Act.

                    (c)          In addition, the Company shall deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of any Default or Event of Default, an Officers’ Certificate describing such Default or Event of Default, its status and the action which the Company proposes to take with respect thereto.

                    (d)          The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officers’ Certificate complying with the requirements of Section 314 of the Trust Indenture Act and stating whether or not the signers know of any Default or Event of Default. If they do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default, its status and the action which the Company proposes to take with respect thereto. One of the signatures to such Officers’ Certificate shall be the principal executive, financial, or accounting officer of the Company.

                    (e)          Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s and the Guarantor’s compliance with any of its covenants in this Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates), other than with respect to any Default or Event of Default of which the Trustee receives notice pursuant to Section 4.8(c) or (d).

                    SECTION 4.9            Available Information.

                    The Company shall take all action necessary to provide information to permit resales of the Notes pursuant to Rule 144A, including furnishing to any Holder of a Note or owner of a beneficial interest in a Global Note, or to any prospective purchaser designated by such a Holder or beneficial owner, upon request to such Holder or beneficial owner, financial and other information required to be delivered under paragraph (d)(4) of Rule 144A (as amended from time to time and including any successor provision) unless, at the time of such request, the Guarantor is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act or is exempt from such requirements pursuant to Rule 12g3-2(b) under the Exchange Act (as amended from time to time and including any successor provision).

                    SECTION 4.10          Limitation on Liens.

                    The Guarantor will not create, incur, issue or assume any Indebtedness secured by any Lien, other than a Permitted Lien, without, at the same time or prior thereto, securing the Notes equally and ratably with or prior to such secured Indebtedness.

                    SECTION 4.11          Additional Limitations on the Company.

                    For so long as any of the Notes is outstanding, the Company shall not:

(i) engage in any business or enter into, or be a party to, any transaction or agreement except for:

(A) the issuance, sale and redemption of the Notes (including any Additional Notes) and any other debt securities (including syndicated loans) and any activities incidentally related thereto;

                        (B)          the incurrence of Indebtedness to make inter-company loans to the Guarantor and its Subsidiaries to finance the acquisition of supply materials by the Guarantor and its Subsidiaries, and activities reasonably related thereto;

(C) any cash management measures and short-term investments;

(D) entering into Hedging Agreements relating to the Notes or other Indebtedness;

(E) any transaction in the ordinary course of business of the Company; and

(F) any other transaction required by applicable law;

                    (ii)          enter into any consolidation, merger, amalgamation, joint venture, or other form of combination with any Person, or selling, leasing, conveying or otherwise disposing of any of its assets or receivables, except, in each case, with or to the Guarantor or a Subsidiary and which is as otherwise permitted pursuant to Section 5.1; provided, however, if the Company enters into such a transaction with a Subsidiary, and it results in the Successor Corporation becoming incorporated in or considered to be resident in a jurisdiction other than the Cayman Islands, then such transaction will only be permitted if such transaction will not result in the payment of Additional Amounts pursuant to Section 4.7 (as provided by the provisions of Section 5.1(iv)) in connection with the next payment in respect of the Notes;

(iii) enter into any transaction which would cause it to be deemed an “investment company” as defined in the U.S. Investment Company Act of 1940, as amended; and

                    (iv)          create any Lien in favor of any Person other than (A) created over funds reserved for the payment of principal, interest (including Additional Interest, if any) and premium, if any, due in respect of Notes or (b) any Lien incurred in connection with the entering into any Hedging Agreement permitted under clause (i)(D) above.

                    SECTION 4.12          Listing on Luxembourg Stock Exchange.

                    The Company shall use commercially reasonable efforts to cause the Notes to be listed on the Official List of the Luxembourg Stock Exchange and to be admitted to trading on the Euro MTF market of the Luxembourg Stock Exchange, and to cause the Notes to remain so listed so long as the Company and the Guarantor do not reasonably believe that doing so would impose burdensome financial reporting or other requirements on the Company or the Guarantor, or costs relating thereto.

ARTICLE V

CONSOLIDATION, MERGER, CONVEYANCE,
TRANSFER OR LEASE

                    SECTION 5.1          Company and Guarantor May Consolidate, etc. Only on Certain Terms.

                    Neither the Company or the Guarantor shall, without the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes in accordance with this Indenture, consolidate with or merge into any other corporation or convey or transfer all or substantially all of its properties or assets to any other Person, unless:

                    (i)          the corporation formed by such consolidation or into which the Company or Guarantor is merged or the Person which acquires by conveyance or transfer all or substantially all of the properties or assets of the Company or the Guarantor (the “Successor Corporation”) shall expressly assume, by way of a supplement to this Indenture, the due and punctual repayment of the principal and interest (including Additional Interest, if any) on, and any Additional Amounts due with respect to, all the Notes and all other obligations of the Company or the Guarantor, as applicable, under the Indenture and the Notes and, in the event that such consolidation, merger, conveyance or transfer involves the Company, the Guarantor will expressly reaffirm its obligations under the Indenture and the Guarantee;

(ii) immediately after giving effect to such transaction, no Event of Default with respect to the Notes shall have occurred and be continuing;

                    (iii)        the Company and the Guarantor shall have delivered to the Trustee (a) a certificate signed by two executive officers of the Company and two executive officers of the Guarantor stating that such consolidation, merger, conveyance or transfer complies with this Section 5.1 and that all conditions precedent herein provided, which relate to such transaction, have been complied with and (b) an Opinion of Counsel of recognized standing stating that such consolidation, merger, conveyance or transfer complies with this Section 5.1 and that all conditions provided, which relate to such transaction, have been complied with;

                    (iv)        the Successor Corporation shall expressly agree, by way of a supplement to this indenture or otherwise, to withhold against any tax, duty, assessment or other governmental charge thereafter imposed or levied by Brazil, the Cayman Islands, a Successor Jurisdiction or any political subdivision or authority thereof or therein having power to tax as a consequence of such consolidation, merger, conveyance or transfer with respect to the payment of principal of or interest (including Additional Interest, if any) on the Notes, and to pay such Additional Amounts as may be necessary to ensure that the net amounts receivable by Holders after any withholding or deduction of any such tax, assessment, duty or other governmental change shall equal the respective amounts of principal, premium (if any) and interest (including Additional Interest, if any) which would have been receivable in respect of the Notes in the absence of such consolidation, merger, conveyance or transfer; provided, however, that Holders will not be subject to the exceptions and limitations contained in Section 4.7 in relation to the Successor Jurisdiction; and

                    (v)         in the case of a consolidation or merger of the Company or conveyance or transfer of all or substantially all of the Company’s properties or assets, such transaction is permitted by Section 4.11(ii).

                    The Trustee shall accept such Officers’ Certificate and Opinion of Counsel as sufficient evidence of the satisfaction of the conditions precedent set forth in this Section 5.1, in which event it shall be conclusive and binding on the Holders.

                    SECTION 5.2          Successor Substituted.

                    Upon any consolidation, merger, conveyance or transfer in accordance with Section 5.1, the Successor Corporation shall succeed to, and be substituted for, and may exercise every right and power of, the Company or Guarantor, as applicable, under the Notes, this Indenture and, if applicable, the Guarantee with the same effect as if the Successor Corporation had been named as the issuer or the guarantor of the Notes under this Indenture and, if applicable, the Guarantee.  In the event that a Successor Corporation assumes all the obligations of its predecessor under this Indenture, the Notes and, if applicable, the Guarantee, the predecessor shall be released from those obligations; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest (including Additional Interest, if any), on and any Additional Amounts due with respect to, the Notes.

                    No Successor Corporation shall have the right to redeem the Notes, pursuant to Article III unless the Company or the Guarantor, as applicable, would have been entitled to redeem the Notes in similar circumstances.

                    SECTION 5.3          Notes to Be Secured in Certain Events.

                    If, upon any such consolidation of the Guarantor with or merger of the Guarantor into any other corporation, or upon any conveyance, lease or transfer of the property of the Guarantor substantially as an entirety to any other Person, any property or assets of the Guarantor would thereupon become subject to any Lien, then unless such Lien could be created pursuant to Section 4.10 without equally and ratably securing the Notes, the Guarantor, prior to or simultaneously with such consolidation, merger, conveyance, lease or transfer, shall as to such property or assets, secure the Outstanding Notes (together with, if the Guarantor so determines, any other Indebtedness of the Guarantor now existing or hereinafter created which is not subordinate in right of payment to the Notes) equally and ratably with or prior to the Indebtedness which upon such consolidation, merger, conveyance, lease or transfer is to become secured as to such property or assets by such Lien, or shall cause such Notes to be so secured.

ARTICLE VI

EVENTS OF DEFAULT AND REMEDIES

                    SECTION 6.1          Events of Default.

                    The term “Event of Default” means, when used herein, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to, or as a result of any failure to obtain, any authorization, order, rule, regulation, judgment or decree of any governmental or administrative body or court):

          (1)          The Company or the Guarantor defaults in any payment of interest (including any Additional Interest, if any) on, and any Additional Amounts due with respect to, any Note when the same becomes due and payable, and such Default continues for a period of 30 calendar days;

          (2)          The Company or the Guarantor defaults in the payment of the principal (including premium, if any, and any Additional Amounts) of any Note when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise;

          (3)          The Company or the Guarantor fails to comply with any of its covenants or agreements in the Notes or this Indenture (other than those referred to in clauses (1) and (2) of this Section 6.1), and such failure continues for 60 calendar days after the notice specified below;

          (4)          The maturity of any Indebtedness of the Company, the Guarantor or any Significant Subsidiary in a total aggregate principal amount of US$50,000,000 (or the equivalent thereof at the time of determination) or more is accelerated in accordance with the terms of such Indebtedness, or the failure by the Company, the Guarantor or any Significant Subsidiary to make payment at maturity of such Indebtedness (after giving effect to any grace period provided in the terms of such Indebtedness), it being understood that prepayment or redemption by the Company, the Guarantor or any Significant Subsidiary of any Indebtedness is not an acceleration for this purpose;

          (5)          One or more final judgments or decrees for the payment of money in excess of US$50,000,000 (or the equivalent thereof at the time of determination) in the aggregate are rendered against the Company, the Guarantor or any Significant Subsidiary and are not paid (whether in full or in installments in accordance with the terms of the judgment) or otherwise discharged and, in the case of each such judgment or decree, either (a) an enforcement proceeding has been commenced by any creditor upon such judgment or decree and is not dismissed within 30 days following commencement of such enforcement proceedings or (b) there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed;

(6) An Illegality Event shall have occurred and be continuing; or

(7) (a) The Company, the Guarantor or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case or files a request or petition for a writ of execution to initiate bankruptcy proceedings or have itself adjudicated as bankrupt;

(ii) applies for or consents to the entry of an order for relief against it in an involuntary case;

(iii) applies for or consents to the appointment of a Custodian of it or for any substantial part of its property;

(iv) makes a general assignment for the benefit of its creditors;

(v) proposes or agrees to an accord or composition in bankruptcy between itself and its creditors; or

(vi) files for a reorganization of its debts (judicial or extrajudicial recovery); or

(b) A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company, the Guarantor or any Significant Subsidiary in an involuntary case;

(ii) appoints a Custodian of the Company, the Guarantor or any Significant Subsidiary or for any substantial part of the property of the Company, the Guarantor or any Significant Subsidiary;

(iii) orders the winding up or liquidation of the Company, the Guarantor or any Significant Subsidiary;

(iv) adjudicates the Company, the Guarantor or a Significant Subsidiary as bankrupt or insolvent;

(v) ratifies an accord or composition in bankruptcy between the Company, the Guarantor or a Significant Subsidiary and the respective creditors thereof; or

(vi) grants a judicial or extrajudicial recovery to the Company, the Guarantor or a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 30 days.

                    A Default under clause (3) of this Section 6.1 is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes notify the Guarantor of the Default and the Guarantor does not cure, or cause to be cured such Default within the time specified after receipt of such notice.

                    SECTION 6.2          Acceleration of Maturity, Rescission and Amendment.

                    If an Event of Default (other than an Event of Default specified in clause (7) of Section 6.1) occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare all unpaid principal of and accrued interest (including Additional Interest, if any) on, and any Additional Amounts due with respect to, all Notes to be due and payable immediately, by a notice in writing to the Company or the Guarantor, as the case may be (and to the Trustee, if the notice is given by the Holders), stating that such notice is an “acceleration notice,” and upon any such declaration such amounts shall become due and payable immediately.  If an Event of Default specified in clause (7) of Section 6.1 occurs and is continuing, then the principal of and accrued interest (including Additional Interest, if any) on, and any Additional Amounts due with respect to, all Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                    At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in principal amount of the Notes by written notice to the Company and the Trustee may rescind or annul such declaration if:

                    (i)          the Company has paid or deposited with the Trustee a sum sufficient to pay (a) all overdue interest (including Additional Interest, if any) on Outstanding Notes, (b) all unpaid principal of the Notes that has become due otherwise than by such declaration of acceleration, (c) to the extent that payment of such interest on the Notes is lawful, interest on such overdue interest (including Additional Interest, if any), as provided herein (d) any Additional Amounts due with respect to the Notes and (e) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(ii) all Events of Default have been cured or waived as provided in Section 6.13 other than the nonpayment of principal that has become due solely because of acceleration.

                    No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

                    SECTION 6.3          Collection Suit by Trustee.

                    If an Event of Default specified in Section 6.1(1) or Section 6.1(2) occurs, the Trustee, in its own name as trustee of an express trust, (i) may institute a judicial proceeding for the collection of the whole amount then due and payable on such Notes for principal and interest (including Additional Interest, if any), interest on any overdue principal and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest

(including Additional Interest, if any), at the rate borne by the Notes, any Additional Amounts due with respect to the Notes and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) may prosecute such proceeding to judgment or final decree and (iii) may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

                    If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by any available proceeding at law or in equity, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

                    SECTION 6.4          Other Remedies.

                    If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest (including Additional Interest, if any) on, and any Additional Amounts due with respect to, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                    SECTION 6.5          Trustee May Enforce Claims Without Possession of Notes.

                    All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

                    SECTION 6.6          Application of Money Collected.

                    Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order:

FIRST: to the Trustee for amounts due to it hereunder (including, without limitation, under Section 7.6);

          SECOND:  to Holders for amounts due and unpaid on the Notes for principal and interest (including Additional Interest, if any), and any Additional Amounts due with respect thereto, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest (including Additional Interest, if any), and any Additional Amounts due with respect thereto, respectively; and

THIRD: to the Company.

                    The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.6.  At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

                    SECTION 6.7          Limitation on Suits.

                    A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(i) the Holder has previously given to the Trustee written notice stating that an Event of Default has occurred and is continuing;

(ii) the Holders of at least 25% in principal amount of the Notes have made a written request to the Trustee to pursue the remedy in respect of such Event of Default;

                    (iii)         such Holder or Holders has offered and provided to the Trustee security or indemnity reasonably satisfactory to the Trustee against any cost, loss, liability or expense to be incurred in compliance with such request;

(iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and provision of security or indemnity; and

(v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Notes outstanding.

                    A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

                    SECTION 6.8          Rights of Holders to Receive Principal and Interest.

                    Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest (including Additional Interest, if any) on, and any Additional Amounts due with respect to, the Notes held by such Holder, on or after the respective Payment Dates expressed in the Notes, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired of affected without the consent of such Holder.

                    SECTION 6.9          Restoration of Rights and Remedies.

                    If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                    SECTION 6.10          Trustee May File Proofs of Claim.

                    The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the trustee hereunder) and the Holders allowed in any judicial proceedings relative to the Company or the Guarantor, their respective creditors or their respective properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.6.  Nothing herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                    SECTION 6.11          Delay or Omission Not Waiver.

                    No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                    SECTION 6.12          Control by Holders.

                    The Holders of a majority in principal amount of the Outstanding Notes may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee shall be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of the Holders if such request or direction conflicts with any law or with this Indenture or, subject to Section 7.1, if the Trustee determines it is unduly prejudicial to the rights of other Holders (it being understood that, subject to Sections 7.1 and 7.2, the Trustee shall have no duty to ascertain whether or not such actions or forbearance are unduly prejudicial to such Holders) or would involve the Trustee in personal liability or expense; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such request or direction.  Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all costs, losses, liabilities and expenses caused by taking or not taking such action.

                    SECTION 6.13          Waiver of Past Defaults and Events of Default.

                    Subject to Section 6.2, the Holders of a majority in principal amount of the Outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of or interest (including Additional Interest, if any) on, and any Additional Amounts due with respect to, a Note or (ii) a Default or Event of Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Holder affected.  When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

                    SECTION 6.14          Rights and Remedies Cumulative.

                    Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.8, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                    SECTION 6.15          Waiver of Stay or Extension Laws.

                    Each of the Company and the Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Notes; and each of the Company and the Guarantor (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

TRUSTEE AND PRINCIPAL PAYING AGENT

                    SECTION 7.1          Duties of Trustee and Principal Paying Agent.

                    (a)          If an Event of Default has occurred and is continuing and a Responsible Officer has actual knowledge thereof, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

                    (b)          Except during the continuance of an Event of Default, (i) the Trustee and Principal Paying Agent undertake to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee or the Principal Paying Agent; and (ii) in the absence of bad faith on the part of the Trustee or the Principal Paying Agent, the Trustee or the Principal Paying Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee or the Principal Paying Agent and conforming to the requirements of this Indenture.  However, in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee or the Principal Paying Agent, the Trustee and the Principal Paying Agent shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of the mathematical calculations or other facts stated therein).

                    (c)          The Trustee may not be relieved from liability for its own gross negligence, bad faith or willful misconduct, except that:

(i) this Section 7.1(c) does not limit the effect of Section 7.1(b);

                        (ii)         the Trustee and the Principal Paying Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee or the Principal Paying Agent was grossly negligent in ascertaining the pertinent facts; and

                        (iii)         the Trustee and the Principal Paying Agent shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.7 or exercising any trust or power conferred upon the Trustee or the Principal Paying Agent, under this Indenture.

                    (d)          The Trustee and the Principal Paying Agent shall not be liable for interest on any money received by it except as the Trustee and the Principal Paying Agent may agree in writing with the Company.

                    (e)          Money held in trust by the Trustee or any Paying Agent need not be segregated from other funds except to the extent required by law.

                    (f)          No provision of this Indenture shall require the Trustee or the Principal Paying Agent to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds and/or adequate indemnity against such risk or liability is not satisfactorily assured to it.

                    (g)          Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee and the Principal Paying Agent shall be subject to the provisions of this Section 7.1.

                    SECTION 7.2          Rights of Trustee.

                    (a)          The Trustee and the Principal Paying Agent may rely upon, and shall be protected in acting or refraining from acting based upon, any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee and the Principal Paying Agent need not investigate any fact or matter stated in any such document.

                    (b)          Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate, the written advice of a qualified tax expert or an Opinion of Counsel.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate, the qualified tax expert’s written advice or Opinion of Counsel.

                    (c)          The Trustee may act through agents and shall not be responsible for the willful misconduct or gross negligence of any agent appointed with due care.

                    (d)          Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate of the Company (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors of the Company may be evidenced to the Trustee or the Principal Paying Agent by copies thereof certified by the Secretary or an Assistant Secretary (or equivalent officer) of the Company.

                    (e)          The Trustee and the Principal Paying Agent shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee or the Principal Paying Agent security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred thereby.

                    (f)          The Trustee and the Principal Paying Agent shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture.

                    (g)          The Trustee and the Principal Paying Agent shall not be liable for any action they take or omit to take in good faith which they believe to be authorized or within their rights or powers; provided that the conduct of the Trustee or the Principal Paying Agent does not constitute willful misconduct, gross negligence or bad faith.

                    (h)          The Trustee and the Principal Paying Agent may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                    (i)          The Trustee and the Principal Paying Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document unless requested in writing by the Holders of not less than a majority in aggregate principal amount of the Notes Outstanding; provided that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not satisfactorily assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require from the Holders indemnity satisfactory to the Trustee against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee, shall be reimbursed by the Company upon demand.

                    (j)           Neither the Trustee nor any Paying Agent shall be required to invest, or shall be under any liability for interest, on any moneys at any time received by it pursuant to any of the provisions of this Indenture or the Notes except as the Trustee or any Paying Agent may otherwise agree with the Company.  Such moneys need not be segregated from other funds except to the extent required by mandatory provisions of law.

                    (k)          In no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action).

                    (l)           The permissive rights of the Trustee enumerated herein shall not be construed as duties of the Trustee.

                    (m)         The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

                    (n)          The rights, privileges, protections, immunities and benefits given to the Trustee,  including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

                    (o)          The Trustee may request that the Company or the Guarantor deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

                    SECTION 7.3          Individual Rights of Trustee.

                    The Trustee and any Paying Agent, Registrar or co-registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or the Guarantor or their respective Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

                    SECTION 7.4          Trustee’s Disclaimer.

                    The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company or the Guarantor in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

                    SECTION 7.5          Notice of Defaults and Events of Default

                    If a Default or Event of Default occurs and is continuing, and if it is known to the Responsible Officer, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after a Responsible Officer acquires actual knowledge of such Default or Event of Default.  Except in the case of a Default or Event of Default in payment of principal of or interest (including Additional Interest, if any) on, or any Additional Amounts due with respect to, any Note, the Trustee may withhold the notice and shall be protected from withholding the notice if and so long as a committee of its Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interests of Holders.  For all purposes of this Indenture and the Notes, the Trustee shall not be deemed to have knowledge of a Default or Event of Default unless (a) a Responsible Officer of the Trustee has actual knowledge thereof or (b) written notice of such Default or Event of Default has been given to the Trustee by the Guarantor, the Company or any Holder.

                    SECTION 7.6          Compensation and Indemnity.

                    The Company agrees to pay to the Trustee and the Principal Paying Agent from time to time such compensation as shall be agreed upon in writing for its services.  The Trustee’s compensation shall not be limited by any law regarding compensation of a trustee of an express trust.  The Company agrees to reimburse promptly the Trustee and the Principal Paying Agent upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s and the Principal Paying Agent’s agents, counsel, accountants and experts.  Payments of any such expenses by the Company to the Trustee or the Principal Paying Agent, as the case may be, shall be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments, fees or other governmental charges of whatever nature (and any fines, penalties or interest related thereto) imposed or levied by or on behalf of Brazil or the Cayman Islands or any political subdivision or authority thereof or therein having power to tax, unless such withholding or deduction is required by law.  In that event, the Company shall pay to the Trustee or the Principal Paying Agent, as the case may be, such additional amounts as may be necessary in order that every net payment made by the Company to the Trustee and Principal Paying Agent, as the case may be, after deducting or withholding for or on account of any present or future tax, penalty, fine, duty, assessment or other governmental charge imposed upon or as a result of such payment by Brazil or the Cayman Islands or any political subdivision or taxing authority thereof or therein shall not be less than the amount then due and payable to the Trustee or the Principal Paying Agent, as the case may be.  The Company and the Guarantor, jointly and severally, shall indemnify each of the Trustee and the Principal Paying Agent against any and all loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it without gross negligence or bad faith on its part arising out of and in connection with the administration of this Indenture and the performance of its respective duties hereunder, including, without limitation, the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture.  The Trustee shall notify the Company or the Guarantor, as the case may be, promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company or the Guarantor shall not relieve the Company or the Guarantor of its obligations hereunder. The Company or the Guarantor, as the case may be, shall defend the claim and the Trustee may have separate counsel and the Company or the Guarantor, as the case may be, shall pay the reasonable fees and expenses of such counsel.

                    To secure the payment obligations of the Company and the Guarantor in this Section 7.6, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee or the Principal Paying Agent, except that held in trust to pay principal of and interest (including Additional Interest, if any) on, and any Additional Amounts due with respect to, particular Notes.

                    The obligations of the Company and the Guarantor pursuant to this Section 7.6 shall survive the resignation or removal of the Trustee and satisfaction and discharge of this Indenture.  When the Trustee or the Principal Paying Agent incurs expenses after the occurrence of a Default or Event of Default specified in Section 6.1(7), the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

                    SECTION 7.7          Replacement of Trustee.

                    The Trustee may resign at any time by so notifying the Company in writing.  The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee.  The Company shall remove the Trustee if:

(i) the Trustee fails to comply with Section 7.9;

(ii) the Trustee is adjudged a bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

                    If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee) the Company shall promptly appoint a successor Trustee.

                    A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.6.

                    If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                    If the Trustee fails to comply with Section 7.9, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                    Notwithstanding the replacement of the Trustee pursuant to this Section 7.7, the Company’s obligation under Section 7.6 shall continue for the benefit of the retiring Trustee.

                    SECTION 7.8          Successor Trustee by Merger.

                    Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association to which all or substantially all of the corporate trust business of the Trustee may be sold or otherwise transferred, shall be the successor trustee hereunder; provided that such corporation or association shall be otherwise qualified and eligible under this Article VII and Section 310 of the Trust Indenture Act without any further act.

                    In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such adopted certificates shall have the full force of all provisions within the Notes or in this Indenture relating to the certificate of the Trustee.

                    SECTION 7.9          Eligibility; Disqualification.

                    The Trustee hereunder shall at all times be a corporation, bank or trust company organized and doing business under the laws of the United States or any state thereof which (i) is authorized under such laws to exercise corporate trust power, (ii) is subject to supervision or examination by governmental authorities, (iii) shall have at all times a combined capital and surplus of at least US$50,000,000 as set forth in its most recent published annual report of condition and (iv) shall have its Corporate Trust Office in The City of New York.  The Trustee shall at all times be eligible for appointment under, and shall comply with, Section 310 of the Trust Indenture Act.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.9, it shall resign immediately in the manner and with the effect specified in Section 7.7.

                    SECTION 7.10          Preferential Collection of Claims Against Company.

                    In the event the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes, including the Guarantor), the Trustee shall comply with the provisions of Section 311 of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor, including the Guarantor).

                    SECTION 7.11          Reports by Trustee.

                    (a)          Within sixty (60) days after May 15 of each year commencing with the year 2007, the Trustee shall transmit to Holders such report, dated as of each such May 15, concerning the Trustee and its actions under this Indenture within the preceding 12 months as may be required pursuant to Section 313 of the Trust Indenture Act, at the times and in the manner provided pursuant thereto.

                    (b)          A copy of such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Notes are listed and with the SEC, and be delivered to the Company.  The Company will notify the Trustee in writing within a reasonable time when the Notes are listed on any stock exchange and when any such listing is discontinued.

ARTICLE VIII

DISCHARGE OF INDENTURE; DEFEASANCE

                    SECTION 8.1           Discharge of Liability on Notes.

                    (a)          [Intentionally omitted.]

                    (b)          When (i) the Company or the Guarantor delivers to the Trustee all Outstanding Notes (other than replacement Notes replaced pursuant to Section 2.8) for cancellation or (ii) all Outstanding Notes have become due and payable and the Company or the Guarantor irrevocably deposits in trust, for the benefit of the Holders, with the Trustee funds sufficient to pay at maturity all Outstanding Notes and interest (including Additional Interest, if any) thereon, and any Additional Amounts due with respect thereto (other than replacement Notes replaced pursuant to Section 2.8), and if in any such case the Company or the Guarantor pays all other sums payable hereunder by the Company, then this Indenture, and the obligations of the Company and the Guarantor pursuant hereto, shall, subject to Sections 8.1(d) and 8.6, cease to be of further effect.  The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company or the Guarantor accompanied by an Officers’ Certificate and an Opinion of Counsel (each stating that all conditions precedent herein provided relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Guarantor.

                     (c)          Subject to Sections 8.1(d), 8.2 and 8.6, the Company and the Guarantor at any time may terminate (i) all their respective obligations under this Indenture, the Notes and the Guarantee (“legal defeasance option”) or (ii) their respective obligations under Sections 4.6, 4.8, 4.9, 4.10, 4.11, 5.1(ii) and 5.3 and the operation of Sections 6.1(1), 6.1(2), 6.1(3), 6.1(4) and 6.1(5) (“covenant defeasance option”).  The legal defeasance option may be exercised notwithstanding any prior exercise of the covenant defeasance option.

                    If the legal defeasance option is exercised, payment of the Notes may not be accelerated because of an Event of Default with respect thereto.  If the covenant defeasance option is exercised, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.1(1), 6.1(2), 6.1(3), 6.1(4) or 6.1(5).

                    Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of the obligations of the Company and the Guarantor hereunder except those specified in Section 8.1(d).

                    (d)          Notwithstanding Sections 8.1(b) and 8.1(c), the Company’s or the Guarantor’s obligations, as the case may be, pursuant to Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 4.7, 7.6, 7.7, 8.5 and 8.6 shall survive until the Notes have been paid in full.  Thereafter, the obligations of the Company or the Guarantor, as the case may be, pursuant to Sections 7.6, 7.7, and 8.5 shall survive.

                    (e)          Subject to Section 8.2, in the event that the Company or the Guarantor exercises the legal defeasance option, the Guarantee shall terminate and be of no further force or effect.

                    SECTION 8.2          Conditions to Defeasance.

                    The Company or the Guarantor may exercise the legal defeasance option or the covenant defeasance option only if:

                    (a)          the Company or the Guarantor irrevocably deposits or causes to be deposited with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders (the “defeasance trust”) pursuant to an irrevocable trust and security agreement in form and substance satisfactory to the Trustee, money or U.S. Government Obligations, or a combination thereof, sufficient for the payment of principal of and interest (including Additional Interest, if any) on, and any Additional Amounts due with respect to, all the Notes to maturity or redemption, as the case may be;

                    (b)          the Company or the Guarantor delivers to the Trustee a certificate from an internationally recognized firm of independent accountants expressing their opinion that the payments of principal of and interest (including Additional Interest, if any) on, and any Additional Amounts due with respect to, the Notes when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment and after payment of all federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee shall provide cash at such times and in such amounts as shall be sufficient to pay principal of and interest (including Additional Interest, if any) on, and any Additional Amounts due with respect to, all the Notes when due at Maturity or on redemption, as the case may be;

                    (c)          123 days pass after the deposit is made in accordance with the terms of Section 8.2(a) and during such 123-day period no Default or Event of Default specified in Section 6.1(7) occurs which is continuing at the end of the period;

                    (d)          no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

                    (e)          the deposit does not constitute a default or event of default under any other agreement binding on the Company or the Guarantor, as the case may be;

                    (f)          the Company or the Guarantor delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is not qualified as, a regulated investment company under the U.S. Investment Company Act of 1940, as amended;

                    (g)          the Company or the Guarantor delivers to the Trustee Opinions of Counsel stating that, under Cayman Islands law and Brazilian law, Holders (other than Cayman Islands persons or Brazilian persons) shall not recognize gain for Cayman Islands or Brazilian tax purposes and payments from the defeasance trust to any such Holder shall not be subject to withholding payments under Cayman Islands or Brazilian law;

                    (h)          in the case of the legal defeasance option, the Company or the Guarantor delivers to the Trustee an Opinion of Counsel stating that (i) the Company or the Guarantor, as the case may be, has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

                    (i)          in the case of the covenant defeasance option, the Company or the Guarantor delivers to the Trustee an Opinion of Counsel to the effect that the Holders shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

                    (j)          the Company or the Guarantor delivers to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to Trustee, to the effect that, after the passage of 123 days following the deposit, the trust funds shall not be subject to any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors’ rights generally; and

                    (k)          the Company or the Guarantor delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article VIII have been complied with.

                    Before or after a deposit, the Company or the Guarantor may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article III.

                    SECTION 8.3          Application of Trust Money.

                    The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.2.  It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent or Paying Agents and in accordance with this Indenture to the payment of principal of and interest (including Additional Interest, if any) on, and any Additional Amounts due with respect to, the Notes.

                    SECTION 8.4          Repayment to Company.

                    Upon termination of the trust established pursuant to Section 8.2, the Trustee and each Paying Agent shall promptly pay to the Company or the Guarantor, as the case may be, upon request, any excess cash or U.S. Government Obligations held by them.

                    Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Company, upon request, any monies held by them for the payment of principal of or interest (including Additional Interest, if any) on, and any Additional Amounts due with respect to, the Notes that remains unclaimed for two years after the due date for such payment of principal or interest (including Additional Interest, if any) and any such Additional Amounts, and, thereafter, the Trustee and each Paying Agent, as the case may be, shall not be liable for payment of such amounts hereunder and the Holders shall be entitled, as general creditors, to recover such amounts only from the Company.

                    SECTION 8.5          Indemnity for U.S. Governmental Obligations.

                    The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

                    SECTION 8.6          Reinstatement.

                    If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company or the Guarantor, as the case may be, under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or such Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company or the Guarantor, as the case may be, has made any payment of principal of or interest (including Additional Interest, if any) on, and any Additional Amounts due with respect to, any Notes because of the reinstatement of its obligations, the Company or the Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or such Paying Agent.

ARTICLE IX
AMENDMENTS

                    SECTION 9.1          Without Consent of Holders.

                    The Company and the Guarantor, when authorized by applicable Board Resolutions, and the Trustee may amend or supplement this Indenture or the Notes, without notice to or consent of any Holder for the following purposes:

(i) to cure any ambiguity, omission, defect or inconsistency; provided that such amendment or supplement does not materially and adversely affect the rights of any Holder;

(ii) to comply with Article V;

(iii) to add additional guarantees or any collateral with respect to the Notes;

(iv) to add to the covenants of the Company or the Guarantor for the benefit of the Holders;

(v) to surrender any right herein conferred upon the Company or the Guarantor;

(vi) to evidence and provide for the acceptance of an appointment by a successor Trustee;

(vii) to comply with any requirements of the SEC in connection with any qualification of this Indenture under the Trust Indenture Act;

(viii) to provide for the issuance of Additional Notes; or

(ix) to make any other change that does not materially and adversely affect the rights of any Holder;

provided that, in the case of clause (i) or (ii) above, the Company has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.1.

                    Upon the written request of the Company and the Guarantor, accompanied by applicable Board Resolution authorizing the execution of any supplemental indenture, and upon receipt by the Trustee, in addition to the documents required by Section 12.3, of the documents described in Section 9.5, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

                    SECTION 9.2          With Consent of Holders.

                    Except as specified in Section 9.1, the Company, when authorized by applicable Board Resolutions, and the Trustee, together, may amend this Indenture, the Notes or the Guarantee with the written consent of the Holders of at least a majority in principal amount of the Outstanding Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or modifying in any manner the rights of the Holders under this Indenture, provided, however, that, without the consent of each Holder affected, an amendment may not:

(i) reduce the rate of or extend the time for payment of interest (including Additional Interest, if any) on, and any Additional Amounts due in respect of, any Note;

(ii) reduce the principal of or extend the Stated Maturity of any Note;

(iii) change the obligation to pay Additional Amounts;

(iv) reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed;

(v) change the currency for payment of principal of, or interest (including Additional Interest, if any) on, and any Additional Amounts due in respect of, any Note;

(vi) impair the right to institute suit for the enforcement of any payment on or with respect to any Note;

(vii) waive a Default or Event of Default in payment of principal of and interest (including Additional Interest, if any) on, and any Additional Amounts due in respect of, the Notes;

(viii) amend or modify any provisions of the Guarantee in a manner that would materially and adversely affect the Holders;

(ix) reduce the principal amount of Notes whose Holders must consent to any amendment, supplement or waiver; or

(x) make any change in this first paragraph of this Section 9.2.

                    Upon the written request of the Company or the Guarantor, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.5 hereof, the Trustee shall join with the Company and the Guarantor in the execution of such supplemental indenture but the Trustee shall not be obligated to enter into any such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

                    The Company shall mail to Holders prior written notice of any amendment or waiver proposed to be adopted under this Section 9.2.

                    It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                    After an amendment under this Section 9.2 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment or waiver.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment or waiver under this Section 9.2.

                    SECTION 9.3          Revocation and Effect of Consents and Waivers.

                    (a)          A consent to an amendment or a waiver by a Holder of Notes shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note.  However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the written notice of revocation at least one Business Day prior to the date the amendment or waiver becomes effective.  After it becomes effective, an amendment or waiver shall bind every Holder.

                    (b)          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above.  If a record date is fixed, then notwithstanding Section 9.3(a) those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 120 days after such record date.

                    SECTION 9.4          Notation on or Exchange of Notes.

                    If an amendment changes the terms of a Note, the Company may require the Holder to deliver the Note to the Trustee.  If so instructed by the Company, the Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder.  Alternatively, if the Company so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.  Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

                    SECTION 9.5          Trustee to Sign Amendments.

                    The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment, waiver or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In signing such amendment, waiver or supplement, the Trustee shall be entitled to receive, in addition to the documents required by Section 12.3, and, subject to Section 7.1, shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that such amendment, waiver or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it shall be valid and binding upon the Company and the Guarantor in accordance with its terms.

                      SECTION 9.6          Payment for Consent.

                    Neither the Guarantor nor any of its Affiliates shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes or the Guarantee unless such consideration is offered to be paid or agreed to be paid to all Holders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE X
GUARANTEE

                    SECTION 10.1          Unconditional Guarantee.

                    The Guarantor hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, the full and punctual payment of the principal of and interest (including Additional Interest, if any) on, and any Additional Amounts due with respect to, each such Note when and as the same shall become due and payable, whether at the Stated Maturity, by acceleration, purchase or otherwise and all other liabilities of the Company to the Holders and the Trustee, in accordance with the terms of such Note and of this Indenture (the “Guarantee”).  In case of the failure of the Company punctually to make any such payment, the Guarantor hereby agrees to pay or cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity, by acceleration, call for redemption, purchase or otherwise, and as if such payment were made by the Company.

                    The Guarantor agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any exchange, or any release or amendment or waiver of any term of any guarantee of all or any of the Notes, or any consent to departure from any requirement of any guarantee of all or any of the Notes, the election by the Trustee or any of the Holders in any proceeding under any applicable Bankruptcy Law, the disallowance, under any applicable Bankruptcy Law, of all or any portion of the claims of the Trustee or any of the Holders for payment of any of the Notes (including, without limitation, any interest (including Additional Interest, if any), and any Additional Amounts due with respect thereto, any waiver or consent by the Holder of such Note or by the Trustee with respect to any provisions thereof or of this Indenture or with respect to the provisions of this Article X as they apply to the Guarantor, the obtaining of any judgment against the Company or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of the Guarantor.  The Guarantor hereby waives the benefits of diligence, presentment, demand of payment, any requirement that the Trustee or any of the Holders protect, secure, perfect or insure any security interest in or other Lien on any property subject thereto or exhaust any right or take any action against the Company or any other Person, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that its guarantee shall not be discharged in respect of such Note except by complete performance of the obligations contained in such Note and in the Guarantee.  The Guarantor hereby agrees that, in the event of a default in payment of principal  or interest (including Additional Interest, if any), on and any Additional Amounts due with respect to, such Note, whether at their Stated Maturity, by acceleration, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against the Guarantor to enforce its Guarantee without first proceeding against the Company.  The Guarantor agrees if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest (including Additional Interest, if any) on, and any Additional Amounts due with respect to, the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, to pay to the Trustee for the account of the Holders, upon demand thereof, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

                    The Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by an obligee on the Notes whether as a “voidable preference”, “fraudulent transfer”, or otherwise, all as though such payment or performance has not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, restored or returned.

                    Rights of Holders to payment in full under the Notes pursuant to the Guarantee shall be equal in right of payment with all other existing and future unsecured obligations of the Guarantor and senior in right of payment to the Guarantor’s subordinated debt.

                    SECTION 10.2          Execution and Delivery of the Guarantee.

                    The form of Guarantee to be annexed to the Notes is set forth in Exhibit F.  The Guarantor shall execute its Guarantee to be annexed to each Note authenticated and delivered by the Trustee.

                    The Guarantee shall be executed on behalf of the Guarantor by an Officer of the Guarantor.  The signature of any Officer on the Guarantee may be manual or facsimile.

                    A Guarantee bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Guarantor shall bind the Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of the Note on which such Guarantee is endorsed or did not hold such offices at the date of such Guarantee.

                    The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee endorsed thereon on behalf of the Guarantor.  The Guarantor agrees that its Guarantee set forth in Section 10.1 shall remain in full force and effect notwithstanding any failure to endorse a Guarantee on any Note.

                    SECTION 10.3          Release of the Guarantor.

                    (a)          Concurrently with any consolidation or merger of the Guarantor as permitted by Section 5.1 hereof, and upon delivery to the Trustee of an Officers’ Certificate and an Opinion of Counsel, and the documents required by Section 12.3, to the effect that such consolidation, merger, sale or conveyance was made in accordance with Section 5.1 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under the Guarantee and under this Article X.

                    (b)          Concurrently with the legal defeasance of the Notes under Section 8.1 hereof (complying with the conditions set forth in Section 8.2 hereof), the Guarantor shall be released from all of its obligations under the Guarantee and under this Article X.

ARTICLE XI
MEETINGS OF HOLDERS

                    SECTION 11.1          Purposes for Which Meetings May Be Called.

                    A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article XI for any of the following purposes:

          (a)            to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article VI;

(b) to remove the Trustee or appoint a successor Trustee pursuant to the provisions of Article VII;

(c) to consent to an amendment, supplement or waiver pursuant to the provisions of Section 9.2; or

          (d)            to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture, or authorized or permitted by law.

                    SECTION 11.2          Manner of Calling Meetings.

                    The Trustee may at any time call a meeting of Holders to take any action specified in Section 11.1, to be held at such time and at such place in The City of New York, New York or elsewhere as the Trustee shall determine.  Notice of every meeting of Holders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed by the Trustee, first-class postage prepaid, to the Company and to the Holders at their last addresses as they shall appear on the registration books of the Registrar not less than 10 nor more than 60 days prior to the date fixed for a meeting.

                    Any meeting of Holders shall be valid without notice if the Holders of all Outstanding Notes are present in Person or by proxy, or if notice is waived before or after the meeting by the Holders of all Outstanding Notes, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

                    SECTION 11.3          Call of Meetings by Company or Holders.

                    In case at any time the Company, pursuant to a Board Resolution, or the Holders of not less than 10% in aggregate principal amount of the Outstanding Notes shall have requested the Trustee to call a meeting of Holders to take any action specified in Section 11.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of Notes in the amount above specified may determine the time and place in The City of New York, New York or elsewhere for such meeting and may call such meeting for the purpose of taking such action, by mailing or causing to be mailed notice thereof as provided in Section 11.2, or by causing notice thereof to be published at least once in each of two successive calendar weeks (on any Business Day during such week) in a newspaper or newspapers printed in the English language, customarily published at least five days a week of a general circulation in The City of New York, New York and in Luxembourg, the first such publication to be not less than 10 nor more than 60 days prior to the date fixed for the meeting.

                    SECTION 11.4          Who May Attend and Vote at Meetings.

                    To be entitled to vote at any meeting of Holders, a Person shall (i) be a registered Holder of one or more Notes, or (ii) be a Person appointed by an instrument in writing as proxy for the registered Holder or Holders of Notes.  The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and the Guarantor and their respective counsel.

                    SECTION 11.5          Regulations May Be Made by Trustee; Conduct of the Meeting; Voting Rights; Adjournment.

                    Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any action by or any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, and submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think appropriate.  Such regulations may fix a record date and time for determining the Holders of record of Notes entitled to vote at such meeting, in which case those and only those Persons who are Holders of Notes at the record date and time so fixed, or their proxies, shall be entitled to vote at such meeting whether or not they shall be such Holders at the time of the meeting.

                    The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 11.3, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman.  A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote.

                    At any meeting each Holder or proxy shall, subject to the provisions of Section 11.4, be entitled to one vote for each US$1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Notes challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding.  The chairman may adjourn any such meeting if he is unable to determine whether any Holder or proxy shall be entitled to vote at such meeting.  The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Holders.  Any meeting of Holders duly called pursuant to the provisions of Section 11.2 or Section 11.3 may be adjourned from time to time by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

                    SECTION 11.6          Voting at the Meeting and Record to Be Kept.

                    The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or/of their representatives by proxy and the principal amount of the Notes voted by the ballot.  The permanent chairman of the meeting shall appoint two inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting.  A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in Section 11.2.  The record shall be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

                    Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                    SECTION 11.7          Exercise of Rights of Trustee or Holders May Not Be Hindered or Delayed by Call of Meeting.

                    Nothing contained in this Article XI shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

                    SECTION 11.8          Procedures Not Exclusive.

                    The procedures set forth in this Article XI are not exclusive and the rights and obligations of the Company, the Trustee and the Holders under other Articles of this Indenture (including, without limitation, Articles VI, VII, VIII, IX and X) shall in no way be limited by the provisions of this Article XI.

ARTICLE XII
MISCELLANEOUS

                    SECTION 12.1          Provisions of Indenture and Notes for the Sole Benefit of Parties and Holders of Notes.

                    Nothing in this Indenture, the Notes or the Guarantee, expressed or implied, shall be given to any Person other than the parties hereto and their successors hereunder and the Holders of the Notes any benefit or any legal or equitable right, remedy or claim under this Indenture, the Notes or the Guarantee.

                    SECTION 12.2          Notices.

                    Any request, demand, authorization, direction, notice, consent, waiver or other communication or document provided or permitted by this Indenture to be made upon, given, provided or furnished to, or filed with, any party to this Indenture shall, except as otherwise expressly provided herein, be deemed to have been received only upon actual receipt thereof by prepaid first class mail, courier or telecopier, addressed to the relevant party as follows:

To the Company:

Embraer Overseas Limited
c/o Embraer-Empresa Brasileira de Aeronáutica S.A.
Avenida Brigadeiro Faria Lima, 2.170
12.227-901 São José dos Campos, São Paulo
Brazil
Attention: Antonio Luiz Pizarro Manso
Executive Vice President, Corporate and Chief Financial Officer
Telephone: 55-12-3927-4404
Telecopy: 55-12-3922-6070

To the Guarantor:

Embraer-Empresa Brasileira de Aeronáutica S.A.
Avenida Brigadeiro Faria Lima, 2.170
12.227-901 São José dos Campos, São Paulo
Brazil
Attention: Antonio Luiz Pizarro Manso
Executive Vice President, Corporate and Chief Financial Officer
Telephone: 55-12-3927-4404
Telecopy: 55-12-3922-6070

To the Trustee:

The Bank of New York
4 New York Plaza, 15th Floor
New York, New York 10004
Attention: Global Trust Services-Americas
Telephone: 1-212-623-5783
Telecopy: 1-212-623-6207

To the Principal Paying Agent:

The Bank of New York
4 New York Plaza, 15th Floor
New York, NY 10004
Attention: Global Trust Services-Americas
Telephone: 1-212-623-5783
Telecopy: 1-212-623-6207

To the Luxembourg Paying Agent:

The Bank of New York (Luxembourg) S.A.
Aerogolf Center
1A Hoehenhof
L – 1736 Senningerberg
Luxembourg
Attention: Global Trust Services-Americas
Telecopy: 352-46-26-85-380

                    Any party by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

                    Where this Indenture provides for the giving of notice to Holders, such notice shall be deemed to have been given (i) in the case of Global Notes, when given to the Depositary in accordance with Applicable Procedures; and (ii) in the case of Certificated Notes, upon the mailing of first class mail, postage prepaid, of such notice to Holders of Certificated Notes at their registered addresses as recorded in the Register.  If and for so long as the Notes are listed on the Luxembourg Stock Exchange and it is required by the rules of the Luxembourg Stock

Exchange, publication of such notice to the Holders of the Notes in English in a leading newspaper having general circulation in Luxembourg (which is expected to be the d’Wort) or, if such publication is not practicable, in one other leading English language daily newspaper with general circulation in Europe, such newspaper being published on each Business Day in morning editions, whether or not it shall be published in Saturday, Sunday or holiday editions.

                    The Company shall also cause all other such publications of such notices as may be required from time to time by applicable Cayman Islands or Brazilian law, including, without limitation, those required under the applicable regulations issued by the CVM.

                    Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed to a Holder in the manner provided above, it is duly given, whether or not the addressee receives it.

                    SECTION 12.3          Officers’ Certificate and Opinion of Counsel as to Conditions Precedent.

                    Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

                     (i)            an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.4) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                    (ii)            an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.4) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                    SECTION 12.4          Statements Required in Officers’ Certificate or Opinion of Counsel.

                    Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(i) a statement that each Person making or rendering such Officers’ Certificate or Opinion of Counsel has read such covenant or condition and the related definitions;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

                   (iii)            a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether or not, in the opinion of each such Person, such covenant or condition has been complied with.

                    SECTION 12.5          Rules by Trustee, Registrar Paying Agent and Transfer Agents.

                    The Trustee may make reasonable rules for action by or a meeting of Holders.  The Registrar, the Paying Agents and the Transfer Agents may make reasonable rules for their functions.

                    SECTION 12.6          Communications by Holders With Other Holders.

                    The rights of Holders to communicate with other Holders with respect to their rights under this Indenture, the Notes or the Guarantee, and the corresponding rights and duties of the Trustee, shall be as provided by Section 312 of the Trust Indenture Act.

                    SECTION 12.7          Currency Indemnity.

                    U.S. Dollars are the sole currency of account and payment for all sums payable by the Company or the Guarantor under or in connection with the Notes, including damages.  Any amount received or recovered in a currency other than U.S. Dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Guarantor, the Company or otherwise) by any Holder of a Note in respect of any sum expressed to be due to it from the Company or the Guarantor shall only constitute a discharge of the Company or the Guarantor, as the case may be, to the extent of the U.S. Dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).  If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient under any Note, the Company or the Guarantor, as the case may be, shall indemnify such Holder against any loss sustained by it as a result, and if the amount of U.S. Dollars so purchased is greater that the sum originally due to such Holder, such Holder shall be deemed to have agreed to repay such excess.  In any event, the Company or the Guarantor, as the case may be, shall indemnify the recipient against the cost of making any such purchase.  For the purposes of this Section 12.7, it shall be sufficient for the Holder of a Note to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above).  These indemnities constitute a separate and independent obligation from the other obligations of the Company and the Guarantor, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder of a Note and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note.

                    SECTION 12.8          No Recourse Against Others.

                    No director, officer, employee or shareholder, as such, of the Company, the Guarantor or the Trustee shall have any liability for any obligations of the Company, the Guarantor or the Trustee, respectively, under this Indenture, the Notes or the Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Holder shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issue of the Notes.

                    SECTION 12.9          Legal Holidays.

                    In any case where any Interest Payment Date or Redemption Date or at Stated Maturity or Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal (including Additional Interest, if any), and any Additional Amounts due with respect thereto, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, or at the Stated Maturity or Maturity; provided that no interest (including Additional Interest, if any) shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.

                    SECTION 12.10          Governing Law.

                    THIS INDENTURE, THE NOTES AND THE GUARANTEE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                    SECTION 12.11          Consent to Jurisdiction; Waiver of Immunities.

                    (a)          Each of the parties hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York state or U.S. federal court sitting in the Borough of Manhattan in The City of New York with respect to actions brought against it as a defendant in respect of any suit, action or proceeding or arbitral award arising out of or relating to this Indenture, the Notes or the Guarantee or any transaction contemplated hereby or thereby (a “Proceeding”), and irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  Each of the parties hereto irrevocably waives, to the fullest extent it may do so under applicable law, trial by jury and any objection which it may now or hereafter have to the laying of the venue of any such Proceeding brought in any such court and any claim that any such Proceeding brought in any such court has been brought in an inconvenient forum.  Each of the Company and the Guarantor irrevocably appoints National Registered Agent, Inc. (the “Process Agent”), with an office at 875 Avenue of the Americas, Suite 501, New York, New York 10001, as its authorized agent to receive on behalf of it and its property service of copies of the summons and complaint and any other process which may be served in any Proceeding.  If for any reason such Person shall cease to be such agent for service of process, the Company or the Guarantor, as the case may be, shall forthwith appoint a new agent of recognized standing for service of process in the State of New York and deliver to the Trustee a copy of the new agent’s acceptance of that appointment within 30 days.

                    (b)          Each of the Company and the Guarantor hereby irrevocably appoints the Process Agent as its agent to receive, on behalf of itself and its property, service of copies of the summons and complaint and any other process which may be served in any such suit, action or proceeding brought in such New York state or U.S. federal court sitting in the Borough of Manhattan in The City of New York.  Such service shall be made by delivering by hand a copy of such process to the Company or the Guarantor, as the case may be, in care of the Process Agent at the address specified above.  Each of the Company and the Guarantor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf.  Failure of the Process Agent to give notice to the Company or the Guarantor, as the case may be, or failure of the Company or the Guarantor, as the case may be, to receive notice of such service of process shall not affect in any way the validity of such service on the Process Agent or the Company or the Guarantor.  As an alternative method of service, each of the Company and the Guarantor also irrevocably consents to the service of any and all process in any such Proceeding by the delivery by hand of copies of such process to the Company or the Guarantor, as the case may be, at its address specified in Section 12.2 or at any other address previously furnished in writing by the Company or the Guarantor to the Trustee.  The Guarantor covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of the Process Agent above in full force and effect during the term of the Notes, and to cause the Process Agent to continue to act as such. The Company covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of the Process Agent above in full force and effect until the Initial Notes are exchanged for the Exchange Notes, and to cause the Process Agent to continue to act as such.

                    (c)          Nothing in this Section 12.11 shall affect the right of any party, including the Trustee, the Principal Paying Agent or any Holder, to serve legal process in any other manner permitted by law or affect the right of any party to bring any action or proceeding against the Company, the Guarantor or any other party or its property in the courts of any other competent jurisdictions.

                    (d)          Each of the Company and the Guarantor irrevocably agrees that, in any proceedings anywhere (whether for an injunction, specific performance or otherwise), no immunity (to the extent that it may at any time exist, whether on the grounds of sovereignty or otherwise) from such proceedings, from attachment (whether in aid of execution, before judgment or otherwise) of its assets or from execution of judgment shall be claimed by it or on its behalf or with respect to its assets, except to the extent required by applicable law, any such immunity being irrevocably waived, to the fullest extent permitted by applicable law.  Each of the Company and the Guarantor irrevocably agrees that, where permitted by applicable law, it and its assets are, and shall be, subject to such proceedings, attachment or execution in respect of its obligations under this Indenture, the Notes or the Guarantee.

                    SECTION 12.12          Successors and Assigns.

                    All covenants and agreements of each of the Company and the Guarantor in this Indenture, the Notes and the Guarantee shall bind its respective successors and assigns, whether so expressed or not.  All agreements of the Trustee in this Indenture shall bind its successors.

                    SECTION 12.13          Multiple Originals.

                    The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.

                    SECTION 12.14          Qualification of Indenture.

                    The Company shall qualify this Indenture under the Trust Indenture Act in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including reasonable attorneys’ fees for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes.  The Trustee shall be entitled to receive from the Company any such Officers’ Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the Trust Indenture Act.

                    SECTION 12.15          Severability Clause.

                    In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.  To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any term or provision hereof invalid or unenforceable in any respect.

[Remainder of page intentionally left blank; signature page follows.]

                    IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

EMBRAER OVERSEAS LIMITED

By:	/s/ ANTONIO LUIZ PIZARRO MANSO

Name:	Antonio Luiz Pizarro Manso
Title:	Director

By:	/s/ FLAVIO RIMOLI (*)

Name:
Title:	Director

EMBRAER-EMPRESA BRASILEIRA DE AERONÁUTICA S.A.

By:	/s/ ANTONIO LUIZ PIZARRO MANSO

Name:	Antonio Luiz Pizarro Manso
Title:	Executive Vice-President Corporate and
Chief Financial Officer

By:	/s/ MAURICIO NOVIS BOTELHO (*)
Name:
Title:

Witnesses:

By:	/s/ MARIA MARINGONI

Name:	Maria Maringoni

By:	/s/ CYNTHIA POWELL

Name:	Cynthia Powell

(*) Signed in Brazil.

Indenture Signature Page

THE BANK OF NEW YORK, as Trustee, Registrar, Transfer Agent and Principal Paying Agent

By:	/s/ NELSON KERCADO

Name:	Nelson Kercado
Title:	Assistant Vice President

THE BANK OF NEW YORK (LUXEMBOURG) S.A., as Luxembourg Paying Agent and Transfer Agent

By:	/s/ LUCIA JAKLITISCH

Name:	Lucia Jaklitisch
Title:	Vice President

Indenture Signature Page

STATE OF NEW YORK	)
) ss:
COUNTY OF NEW YORK	)

                    On the ____ day of October, 2006, before me personally came Antonio Luiz Pizarro Manso, to me known, who, being by me duly sworn, did depose and say that he is a Director of Embraer Overseas Limited, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

[Notarial Seal]

Notary Public
COMMISSION EXPIRES

STATE OF NEW YORK	)
) ss:
COUNTY OF NEW YORK	)

                    On the ____ day of October, 2006, before me personally came Antonio Luiz Pizarro Manso, to me known, who, being by me duly sworn, did depose and say that he is Executive Vice-President Corporate and Chief Financial Officer, of Embraer-Empresa Brasileira de Aeronáutica S.A., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

[Notarial Seal]

Notary Public
COMMISSION EXPIRES

Indenture Signature Page

STATE OF NEW YORK	)
) ss:
COUNTY OF NEW YORK	)

                    On the ____ day of October, 2006, before me personally came ______________, to me known, who, being by me duly sworn, did depose and say that ______________ is a ______________ of The Bank of New York, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

[Notarial Seal]

Notary Public
COMMISSION EXPIRES

STATE OF NEW YORK	)
) ss:
COUNTY OF NEW YORK	)

                    On the ____ day of October, 2006, before me personally came ______________, to me known, who, being by me duly sworn, did depose and say that ______________ is a ______________ of The Bank of New York (Luxembourg) S.A., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

[Notarial Seal]

Notary Public
COMMISSION EXPIRES

Indenture Signature Page

EXHIBIT A

FORM OF NOTE

[FACE OF NOTE]

                    UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK LIMITED PURPOSE TRUST COMPANY (“DTC”), TO THE ISSUER NAMED HEREIN (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                    TRANSFERS OF THIS GLOBAL NOTE IN WHOLE SHALL BE LIMITED TO TRANSFERS TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY AND TRANSFERS OF THIS GLOBAL NOTE IN PART SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE AND REFERRED TO ON THE REVERSE HEREOF.

                    Include if Note is a Restricted Global Note, or a Note issued in exchange therefor, as required under this Indenture:  THIS NOTE (AND THE RELATED GUARANTEE) HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS.  THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO EMBRAER OVERSEAS LIMITED OR EMBRAER-EMPRESA BRASILEIRA DE AERONÁUTICA S.A., (II) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (III) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AFFORDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION.  THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES THAT IT SHALL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

                    THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN.

                    [Include if Note is Regulation S Global Note, or a Note issued in exchange therefor, in accordance with this Indenture:  THIS NOTE (AND THE RELATED GUARANTEE) HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS.  THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

                    THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE AFTER 40 DAYS BEGINNING ON AND INCLUDING THE LATER OF (I) THE DAY ON WHICH THE NOTES ARE EXCHANGED FOR NOTES OWNED BY PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (II) THE ORIGINAL ISSUE DATE OF THIS NOTE.]

EMBRAER OVERSEAS LIMITED

US$400,000,000

6.375% Guaranteed Notes due 2017

[RESTRICTED GLOBAL NOTE]
[REGULATION S GLOBAL NOTE]
[CERTIFICATED NOTE]
Representing US$__________
6.375% Guaranteed Notes due 2017
Guaranteed by
Embraer-Empresa, Brasileira de Aeronáutica S.A.

No. [R-1] [S-1] [X-1]

CUSIP No. [29081YAA4] [G30376AA8] [29081YAB2]	Principal Amount
ISIN No. [US29081YAA47] [USG30376AA86] [US29081YAB20]	US$__________

                    EMBRAER OVERSEAS LIMITED, a company with limited liability organized under the laws of the Cayman Islands (the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ______________, or registered assigns, US$_______, on January 24, 2017 (the “Principal Payment Date”), upon presentment and surrender of this Note, or on such other date or dates as the then relevant principal sum may become payable in accordance with the provisions hereof and in the Indenture.

                    Interest on the outstanding principal amount shall be borne at the rate of 6.375% per annum payable semiannually in arrears on each January 24 and July 24 (each such date an “Interest Payment Date”), commencing on [January 24, 2007] [first interest payment date relating to any Additional Notes], until payment of said principal amount has been made or duly provided for in full together with such other amounts as may be payable, all subject to and in accordance with the terms and conditions set forth herein and in the Indenture.

                    Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                    Unless the certificate of authentication herein has been executed by the Trustee or Authenticating Agent by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                    IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated: _________ __, 2006	EMBRAER OVERSEAS LIMITED

By:

	Name:	Antonio Luiz Pizarro Manso
	Title:	Director

By:

Name:
	Title:	Director

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

This is one of the Notes
referred to in the within
mentioned Indenture.

THE BANK OF NEW YORK
as Trustee

By:

Authorized Officer

[FORM OF REVERSE SIDE OF NOTE]

6.375% Guaranteed Notes due 2017

TERMS AND CONDITIONS OF THE NOTES

             This Note is one of a duly authorized issue of 6.375% Guaranteed Notes Due 2017 of the Company guaranteed by the Guarantor.  The Notes constitute senior unsecured obligations of the Company, initially in an aggregate principal amount of US$400,000,000, and mature at 100% of the principal amount on January 24, 2017.

1.          Indenture.

             The Notes are, and shall be, issued under an Indenture, dated as of October 25, 2006 (the “Indenture”), among Embraer Overseas Limited, Embraer-Empresa Brasileira de Aeronáutica S.A., The Bank of New York, as Trustee, Registrar, Transfer Agent and Principal Paying Agent (the “Trustee”), and The Bank of New York (Luxembourg) S.A., as Luxembourg Paying Agent and Transfer Agent (the “Luxembourg Paying Agent”). The terms of the Notes include those stated in the Indenture. The Holders of the Notes shall be entitled to the benefit of, be bound by and be deemed to have notice of, all provisions of the Indenture. Reference is hereby made to the Indenture and all supplemental indentures thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee, the Luxembourg Paying Agent and the Holders of the Notes and the terms upon which the Notes, are, and are to be, authenticated and delivered. All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture. Copies of the Indenture and each Global Note shall be available for inspection at the offices of the Trustee and each Paying Agent.

             The Company may from time to time, without the consent of the Holders of the Notes, create and issue Additional Notes having the same terms and conditions as the Notes in all respects, except for issue date, issue price, the payment of interest accruing prior to the issue date thereof and the first payment of interest thereon after the issue date thereof.  Additional Notes issued in this manner shall be consolidated with and shall form a single series with the previously outstanding Notes.

             The Note is one of the [Initial]* [Exchange]* * Notes referred to in the Indenture.  The Notes include the Initial Notes issued on the Issue Date, any Additional Notes issued in accordance with Section 2.14 of the Indenture and any Exchange Notes issued in exchange for the Initial Notes or Additional Notes pursuant to the Indenture and the Registration Rights Agreement.  The Initial Notes, any Additional Notes and the Exchange Notes are treated as a single class of securities under the Indenture.

*	Include if Initial Note.
**	Include if Exchange Note.

             The Indenture imposes certain limitations on the creation of Liens by the Guarantor and the Company and consolidation, merger and certain other transactions involving the Guarantor.  In addition, the Indenture requires the maintenance of insurance for the Guarantor and its Subsidiaries, the maintenance of the existence of the Guarantor and its Subsidiaries, the payment of certain taxes and claims and reporting requirements applicable to the Guarantor.

2.        Guarantee.

           The Guarantor shall unconditionally guarantee, on a senior unsecured basis, the Company’s payment obligations under the Notes and the Indenture.  The obligations of the Guarantor under the Guarantee shall rank:

(i) equal in right of payment to all other existing and future senior unsecured debt of the Guarantor subject to statutory preferences under applicable law, including labor and tax claims; and

(ii) senior in right of payment to the Guarantor’s subordinated debt.

             A Guarantee of the Guarantor is annexed to this Note.

3.          Interest.

             The Notes bear interest at the rate per annum shown above from [October 25, 2006] [date of issuance of any Additional Notes] or from the most recent Interest Payment Date (as defined below) to which interest has been paid or provided for, payable semiannually in arrears on January 24 and July 24 of each year (each such date, an “Interest Payment Date”), commencing on [January 24, 2007] [first interest payment date relating to any Additional Notes].  Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

             [In the event that either the exchange offer registered under the Securities Act (the “Exchange Offer”) is not completed or the shelf registration statement (the “Shelf Registration Statement”), if required by the Registration Rights Agreement, dated as of October 25, 2006, among the Company, the Guarantor and the Initial Purchasers (the “Registration Rights Agreement”), is not declared effective by the date that is 270 days after the Issue Date (the “Target Registration Date”), the interest rate on the Securities will be increased by (A) 0.25% per annum for the first 90-day period immediately following the Target Registration Date and (B) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until Exchange Offer is completed or the Shelf Registration Statement, if required by the Registration Rights Agreement, is declared effective by the SEC, as the case may be, or until the Securities become freely tradable under the Securities Act, up to a maximum of 0.5% per annum of additional interest.  In the event the Company receives a request pursuant to Section 2(b)(iii) of the Registration Rights Agreement (a “Shelf Request”), and the Shelf Registration Statement required to be filed thereby is not declared effective by the later of (x) the date that is 150 days after the Closing Date or (y) 90 days after the delivery of such Shelf Request (such later date, the “Shelf Additional Interest Date”), then the interest ate on the Securities will be increased by (1) 0.25% per annum for the first 90-days period immediately following the Shelf Additional Interest Date and (2) and additional 0.25% per annum with respect to each subsequent 90-day period, in each case until the Shelf Registration Statement is declared effective, up to a maximum of 0.5% per annum of additional interest.

          If the Shelf Registration Statement, if required by the Registration Rights Agreement, has been declared effective and thereafter either ceases to be effective or the Prospectus contained therein ceases to be usable, in each case whether or not permitted by this Agreement, at any time during the Shelf Effectiveness Period (as defined in the Registration Rights Agreement), and such failure to remain effective or usable exists for more than 45 days (whether or not consecutive) in any 3-month period or 90 days (whether or not consecutive) in any 12-month period, then the interest rate on the Securities will be increased by 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period) commencing on the 46th or 91st day, as applicable, in such 3-month or 12-month period and ending on such date that the Shelf Registration Statement has again become effective or the Prospectus again becomes usable.

          For the avoidance of doubt, any increase in the interest rate pursuant to the two preceding paragraphs shall not be cumulative.

           The Holder of this security is entitled to the benefits of the Registration Rights Agreement.]*

4.       Principal.

          Unless previously redeemed or purchased and cancelled, the Notes shall be redeemed at 100% of the principal amount thereon on January 24, 2017.

5.       Method of Payment.

          Principal of, and interest [(including Additional Interest, if any)]*on, and any Additional Amounts due in respect of, this Note shall be payable at the Corporate Trust Office, at the offices of the Trustee and, subject to any fiscal or other laws and regulations applicable thereto, at the specified offices of any other Paying Agent appointed by the Company.

          Payments of interest [(including Additional Interest, if any)]* and any Additional Amounts due in respect of each Note shall be made on each Interest Payment Date by the Paying Agents to the Person in whose name such Note is registered as shown on the Register at the close of business on January 9 and July 9 as the case may be (each, a “Record Date”), next preceding such Interest Payment Date.

          Payments in respect of each Note shall be made by U.S. Dollar check drawn on a bank in The City of New York and may be mailed to the Holder of such Note at its address appearing in the Register.  Upon written application by the Holder to the specified office of any Paying Agent not less than 15 days before the due date for any payment in respect of a Note, such payment may be made by wire transfer to a U.S. Dollar account maintained by the payee with a bank in The City of New York.  Notwithstanding the foregoing, payments in respect of Notes registered in the name of DTC or its nominee shall be effected in accordance with the Applicable Procedures.

* Initial Notes only.

          The Company and the Guarantor shall make all payments on this Note exclusively in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debt.  Except as provided in Section 2.8 of the Indenture, no fees or expenses shall be charged to the Holders in respect of such payments.

          If the Payment Date in respect of any Note is not a business day at the place in which it is presented for payment, the Holder thereof shall not be entitled to payment of the amount due until the next succeeding business day at such place and shall not be entitled to any further interest [(including Additional Interest)]* or other payment in respect of any such delay.

          If the amount of principal or interest [(including Additional Interest, if any)]* and any Additional Amounts due on the Notes is not paid in full, the Registrar shall annotate the Register with a record of the amount of principal or interest [(including Additional Interest and, if any),]* and any Additional Amounts due with respect thereto, in fact paid, if any.

6.       Registrar, Paying Agent and Transfer Agent.

          The Trustee shall act as Registrar and Transfer Agent.  The Bank of New York shall act as Principal Paying Agent of the Notes. The Company may appoint and change any Registrar, Paying Agent or Transfer Agent without notice. If and for so long as the Notes are listed on the Luxembourg Stock Exchange and such stock exchange shall so require, the Company shall maintain a Paying Agent and a Transfer Agent in Luxembourg. The Bank of New York (Luxembourg) S.A. shall initially act as Paying Agent and Transfer Agent in Luxembourg.

7.       Additional Amounts.

          All payments by the Company or the Guarantor in respect of the Notes or the Guarantee, as the case may be, including, without limitation, Additional Interest, if any, shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or other governmental charges of similar nature (and any fines, penalties or interest related thereto) imposed or levied by or on behalf of Brazil or the Cayman Islands or any political subdivision or authority of or in Brazil or the Cayman Islands having power to tax, unless such withholding or deduction is required by law. In that event, the Company or the Guarantor (as guarantor of the Notes) shall pay to each Holder such additional amounts (“Additional Amounts”) as may be necessary in order that every net payment made by the Company or the Guarantor (as guarantor of the Notes) on each Note or the Guarantee after such deduction or withholding shall not be less than the amount otherwise then due and payable on such Note as if no deduction or withholding were required.

                    (a)          The foregoing obligation to pay Additional Amounts, however, shall not apply to:

* Initial Notes only.

          (i)            any tax, assessment or other governmental charge which would not have been imposed but for the existence of any present or former connection between such Holder (or between a fiduciary, settler, beneficiary, member or shareholder of such Holder, if such Holder is an estate, a trust, a partnership, a company or a corporation), on the one hand, and Brazil or the Cayman Islands, on the other hand (including, without limitation, such Holder (or such fiduciary, settler, beneficiary, member or shareholder) being or having been a citizen or resident thereof or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein) other than the mere receipt of such payment or the ownership or holding of such Note or the Guarantee;

          (ii)           any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by such Holder for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

          (iii)          the extent that the taxes, duties, assessments or other governmental charges would not have been imposed but for the failure of such Holder (including the failure of any beneficial owner) to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with Brazil or the Cayman Islands of the Holder if (A) such compliance is required or imposed by law as a precondition to exemption from all or a part of such tax, assessment or other governmental charge and (B) in the event a certification, identification or other reporting requirement is adopted after the Issue Date and the Company or the Guarantor relies on such requirement apply this clause (iii), the Company shall have notified all Holders of Notes of such requirement at least 30 days prior to the date such requirement will apply with respect to the Notes and be so relied upon by Company or the Guarantor, as the case may be, provided that no further notices of such requirement will be required to be given to any subsequent Holders;

(iv) any estate, inheritance, gift, sales, transfer, excise or personal property or similar tax, assessment or governmental charge;

          (v)           any tax, assessment or other governmental charge which is payable other than by deduction or withholding from payments of principal of or interest [(including Additional Interest)]* on the Note or by direct payment by the Company or the Guarantor in respect of claims made against the Company or the Guarantor;

          (vi)          any tax, imposed, withheld or otherwise deducted on a note presented for payment (where presentation is required) by or on behalf of a Holder who would have been able to avoid that withholding or deduction by presenting the relevant note to another paying agent;

* Initial Notes only.

          (vii)         any withholding or deduction, imposed or levied on a payment to an individual that is required to be made pursuant to any European Union Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(viii) any combination of the above.

          The Company or the Guarantor, as the case may be, shall pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery, registration or the making of payments or enforcement in respect of the Notes and the Guarantee, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of Brazil or the Cayman Islands other than those resulting from, or required to be paid in connection with, the enforcement of the Notes following the occurrence of any Default or Event of Default.

          No Additional Amounts shall be paid with respect to a payment on a Note or the Guarantee to a Holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or beneficial owner would not have been entitled to receive payment of the Additional Amounts had the beneficiary, settlor, member or beneficial owner been the Holder of the Note.

          The Company or the Guarantor shall provide the Trustee with the official acknowledgement of the relevant taxing authority (or, if such acknowledgement is not available, a certified copy thereof, or other available documentation) evidencing any payment of Brazilian or Cayman Islands taxes in respect of which the Company or the Guarantor has paid any Additional Amounts. Copies of such documentation shall be made available to the Holders of the Notes or the Paying Agents, as applicable, upon request therefor.

8.        Open Market Purchases.

          The Company, the Guarantor or any of their Affiliates may at any time purchase Notes in the open market or otherwise at any agreed upon price.  Any Notes may be cancelled or resold at the option of the Company, but shall only be resold in accordance with applicable securities and other laws.

9.         Redemption.

            (a)          Except as described in Section 3.1 of the Indenture and this Paragraph 10, the Notes may not be redeemed prior to January 24, 2017.

            (b)          The Notes shall be redeemable, at the option of the Company, in whole, but not in part, upon giving not less than 30 nor more than 60 days’ notice to the Holders (which notice shall be irrevocable), at a Redemption Price equal to 100% of the principal amount thereof, plus accrued interest [(including Additional Interest, if any)]* and any Additional Amounts due with respect thereto, to the Redemption Date only if (i) (A) the Company or any Successor

* Initial Notes only.

Corporation of the Company has or shall become obligated to pay Additional Amounts with respect to such Notes or (B) the Guarantor or any Successor Corporation of the Guarantor has or shall become obligated to pay Additional Amounts with respect to the Notes in excess of the Additional Amounts that the Guarantor or any Successor Corporation of the Guarantor would be obligated to pay if payments in respect of the Notes were subject to withholding or deductions at a rate of 15%, or at a rate of 25% if a Holder of Notes is resident in a Tax Haven, as a result of any change in, or amendment to, the laws or regulations of Brazil or the Cayman Islands or any political subdivision or governmental authority of or in Brazil or the Cayman Islands having power to tax, or any change in the application or official interpretation of such laws or regulations (including a holding by a court of competent jurisdiction), which change or amendment occurs after the Issue Date and (ii) such obligation cannot be avoided by the Company taking reasonable measures available to it. No such notice of redemption shall be given earlier than 60 calendar days prior to the earliest date on which the Company or the Guarantor, as the case may be, would be obligated to pay such Additional Amounts if a payment in respect of such Notes were then due.

          Prior to the publication or mailing of any notice of redemption pursuant to the preceding paragraph, the Company or the Guarantor must deliver to the Trustee an Officers’ Certificate to the effect that the Company’s or the Guarantor’s, as the case may be, obligation to pay Additional Amounts cannot be avoided by the Company or the Guarantor taking reasonable measures available to it. The Company shall also deliver an Opinion of Counsel of recognized standing stating that the Company or the Guarantor, as the case may be, would be obligated to pay Additional Amounts due to the changes in tax laws or regulations. The Trustee shall accept such certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent set forth in clauses (i) and (ii) of the preceding paragraph, in which event it shall be conclusive and binding on the Holders.

          (c)          The Notes shall be redeemable, at the option of the Company, in whole or in part, upon giving not less than 30 nor more than 60 days’ notice to the Holders (which notice shall be irrevocable), at a Redemption Price equal to the greater of (i) 100% of the principal amount thereof and (ii) the sum of the present values of each remaining scheduled payment of principal and interest thereon (exclusive of interest [(including Additional Interest, if any)]* accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year comprised of twelve 30-day months) at the Treasury Rate plus 25 basis points (the “Make-Whole Amount”), plus in each case accrued interest [(including Additional Interest, if any)]* on, and any Additional Amounts due with respect to, the Notes to the Redemption Date.

          If less than all the Notes are to be redeemed at any time pursuant to this Section 3(c), the particular Notes to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee, from the outstanding Notes not previously called for redemption, in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or, if such Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate (and in such manner as complies with applicable legal requirements) and which may provide for the selection

* Initial Notes only.

for redemption of portions of the principal of the Notes; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $1,000.  The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the method it has chosen for the selection of Notes and the principal amount thereof to be redeemed.

          Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder thereof (at the Company’s expense) a new Note, equal in a principal amount to the unredeemed portion of the Note surrendered; provided that each new Note shall be in a Principal amount of US$100,000 or an integral multiple of US$1,000 in excess thereof.

          (d)          In the case of redemption of Notes pursuant to this Paragraph 10, notice of redemption shall be mailed at least 30 calendar days but not more than 60 calendar days before the redemption date to each Holder of any Note to be redeemed by first-class mail its registered address. If and for so long as the Notes continue to be listed on the Luxembourg Stock Exchange, notices shall be published in English in a leading newspaper having general circulation in Luxembourg (which is expected to be the d’Wort).

10.      Denominations; Transfer; Exchange.

          The Notes are in registered form without coupons in minimum denominations of US$100,000 and integral multiples of US$1,000 in excess thereof.

          A Holder may transfer or exchange Notes in accordance with the Indenture. The Trustee or Transfer Agent, as the case may be, may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

          The Trustee or Transfer Agent, as the case may be, need not register the transfer or exchange of any Notes selected for redemption or any Notes for a period of 15 days before a selection of Notes to be redeemed or before an Interest Payment Date.

11.      Persons Deemed Owners.

           The registered Holder of this Note may be treated as the owner thereof for all purposes.

12.      Unclaimed Money.

           Subject to applicable abandoned property law, the Trustee and the Paying Agents shall pay to the Company upon request any monies held by them for the payment of principal or interest [(including Additional Interest, if any)]* on, and any Additional Amounts due with respect to, the Notes that remains unclaimed for two years, and thereafter, Holders entitled to such monies must look to the Company for payment as general creditors.

* Initial Notes only.

13.      Defeasance.

          Subject to the terms of the Indenture, the Company or the Guarantor, as the case may be, at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company or the Guarantor, as the case may be, irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal and interest on all the Notes to redemption or Maturity, as the case may be.  In the case of legal defense, the Guarantee shall terminate and be of no further force or effect.

15.      Amendment; Waiver.

          Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any past Default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. However, subject to certain exceptions set forth in the Indenture, without the consent of each Holder of an outstanding Note affected thereby, no amendment may, among other things:

          (i)            reduce the rate of or extend the time for payment of interest [(including Additional Interest, if any)]* on, and any Additional Amounts due with respect to, any Note;

          (ii)           reduce the principal of or extend the Stated Maturity of any Note;

          (iii)          change the obligation to pay Additional Amounts;

          (iv)          reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed;

          (v)           change the currency for payment of principal of, or interest [(including Additional Interest, if any)]* on, and any Additional Amounts due with respect to, any Note;

          (vi)          impair the right to institute suit for the enforcement of any payment on or with respect to any Note;

          (vii)         waive a Default or Event of Default in payment of principal of and interest [(including Additional Interest, if any)]* on, and any Additional Amounts due with respect to, the Notes;

          (viii)        amend or modify any provisions of the Guarantee in a manner that would materially and adversely affect the holders;

          (ix)          reduce the principal amount of Notes whose Holders must consent to any amendment, supplement or waiver; or

* Initial Notes only.

          (x)           make any change in this first paragraph of Section 9.2 of the Indenture.

          The Company and the Trustee may, without the consent of any Holder of the Notes, amend the Indenture or the Notes:

          (i)            cure any ambiguity, omission, defect or inconsistency; provided that such amendment or supplement does not adversely affect the rights of any Holder;

          (ii)           comply with Article V of the Indenture;

          (iii)          add additional guarantees or any collateral with respect to the Notes;

          (iv)          add to the covenants of the Company or the Guarantor for the benefit of the Holders;

          (v)           surrender any right herein conferred upon the Company or the Guarantor;

          (vi)          to evidence and provide for the acceptance of an appointment by a successor Trustee;

          (vii)         to comply with any requirements of the SEC in connection with any qualification of the Indenture under the Trust Indenture Act;

          (viii)        to provide for the issuance of Additional Notes; or

          (ix)          to make any other change that does not materially and adversely affect the rights of any Holder;

provided that, in such case, the Company has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate, each stating that such amendment, waiver or supplement complies with the provisions of Section 9.1 of the Indenture.

16.      Defaults and Remedies.

          An “Event of Default” occurs if:

          (i)            the Company or the Guarantor defaults in any payment of interest [(including Additional Interest, if any)]* on, and any Additional Amounts due with respect to, any Note when the same becomes due and payable, and such default continues for a period of 30 calendar days;

          (ii)           the Company or the Guarantor defaults in the payment of the principal (including premium, if any, and any Additional Amounts) of any Note when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise;

* Initial Notes only.

          (iii)          the Company or the Guarantor fails to comply with any of its covenants or agreements in the Notes or the Indenture (other than those referred to in (i) and (ii) above), and such failure continues for 60 calendar days after the notice specified below;

          (iv)           the maturity of any Indebtedness of the Company, the Guarantor or any Significant Subsidiary in a total aggregate principal amount of US$50,000,000 (or the equivalent thereof at the time of determination) or more is accelerated in accordance with the terms of such Indebtedness, or the failure by the Company, the Guarantor or any Significant Subsidiary to make payment at maturity of such Indebtedness (after giving effect to any grace period provided in the terms of such Indebtedness), it being understood that prepayment or redemption by the Company, the Guarantor or any Significant Subsidiary of any Indebtedness is not an acceleration for this purpose;

          (v)            one or more final judgments or decrees for the payment of money in excess of US$50,000,000 (or the equivalent thereof at the time of determination) in the aggregate are rendered against the Guarantor or any Significant Subsidiary and are not paid (whether in full or in installments in accordance with the terms of the judgment) or otherwise discharged and, in the case of each such judgment or decree, either (a) an enforcement proceeding has been commenced by any creditor upon such judgment or decree and is not dismissed within 30 days following commencement of such enforcement proceedings or (b) there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed;

          (vi)          An Illegibility Event shall have occurred and be continuing; or

          (vii)         certain events of bankruptcy, reorganization or insolvency of the Company, the Guarantor or any Significant Subsidiary as set forth in the Indenture.

          A Default under clause (iii) above is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes notify the Guarantor of the Default and the Guarantor does not cure, or cause to be cured, such Default within the time specified after receipt of such notice.

          The Trustee is not to be charged with knowledge of any Default or Event of Default or knowledge of any cure of any Default or Event of Default unless either (i) an attorney, authorized officer or agent of the Trustee with direct responsibility for the Indenture has actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default has been given to the Trustee by the Guarantor, the Company or any Holder.

          If an Event of Default (other than an Event of Default specified in clause (vii) above) occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare all unpaid principal of and accrued interest [(including Additional Interest, if any)]* on, and any Additional Amounts due with respect to, all Notes to be due and payable immediately, by a notice in writing to the Company or the Guarantor (and to the Trustee if the notice is given by the Holders) stating that such notice is an “acceleration notice,”

* Initial Notes only.

and upon any such declaration such amounts shall become due and payable immediately.  If an Event of Default specified in clause (vii) above occurs and is continuing, then the principal of, and accrued interest [(including Additional Interest, if any)]* on, and any Additional Amounts due with respect to, all Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee indemnity reasonably satisfactory to it.  Subject to such provision for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

          At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in the Indenture, the Holders of a majority in principal amount of the Notes by written notice to the Company and the Trustee may rescind or annul a declaration of acceleration if (i) the Company has paid or deposited with the Trustee a sum sufficient to pay all overdue interest [(including Additional Interest, if any)]* on Outstanding Notes, all unpaid principal of the Notes that has become due otherwise than by such declaration of acceleration, interest on such overdue interest [(including Additional Interest, if any)]* as provided in the Indenture, any Additional Amounts due with respect to the Notes and all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and (ii) all Events of Default have been cured or waived except nonpayment of principal that has become due solely because of acceleration.

          No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

17.     Trustee Dealings with the Company or the Guarantor.

                    Subject to certain limitations imposed by the Indenture, the Trustee in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or the Guarantor or their respective Affiliates and may otherwise deal with the Company or the Guarantor or their respective Affiliates with the same rights it would have if it were not Trustee.

18.     Governing Law.

                    THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

19.     No Recourse Against Others.

                    No director, officer, employee or shareholder, as such, of the Company or the Trustee shall have any liability for any obligations of the Company under the Notes or any obligations of the Company or the Trustee under the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

20.     CUSIP and ISIN Numbers.

                    Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP or ISIN numbers, as applicable, to be printed on the Notes and has directed the Trustee to use CUSIP or ISIN numbers, as applicable, in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                    The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture, which includes the form of this Note.  Requests may be made to:

EMBRAER OVERSEAS LIMITED
c/o Embraer-Empresa Brasileira de Aeronáutica S.A.
Avenida Brigadeiro Laria Lima, 2.170
12.227-901 São José dos Campos, São Paulo
Brazil
Attention: Antonio Luiz Pizarro Manso
Executive Vice President, Corporate and Chief Financial Officer
Telephone: 55-12-3927-4404
Telecopy: 55-12-3922-6070

EMBRAER-EMPRESA BRASILEIRA DE AERONÁUTICA S.A.
Embraer-Empresa Brasileira de Aeronáutica S.A.
Avenida Brigadeiro Laria Lima, 2.170
12.227-901 São José dos Campos, São Paulo
Brazil
Attention: Antonio Luiz Pizarro Manso
Executive Vice President, Corporate and Chief Financial Officer
Telephone: 55-12-3927-4404
Telecopy: 55-12-3922-6070

21.     Consent to Jurisdiction; Waiver of Immunities.

                    Pursuant to the provisions of the Indenture, each of the Company and the Guarantor has irrevocably (1) submitted to the non-exclusive jurisdiction of any New York state or U.S. federal court sitting in the Borough of Manhattan in The City of New York with respect to actions brought against it as a defendant in respect of any suit, action or proceeding or arbitral award arising out of or relating to the Indenture, this Note or the Guarantee annexed to this Note, or any transaction contemplated hereby or thereby (a “Proceeding”), (2) accepted for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts, (3) waived, to the fullest extent it may do so under applicable law, trial by jury and any objection which it may now or hereafter have to the laying of the venue of any such Proceeding brought in any such court and any claim that any such Proceeding brought in any such court has been brought in an inconvenient forum, and (4) appointed National Registered Agent, Inc., with an office at 875 Avenue of the Americas, Suite 501, New York, New York 10001, as its authorized agent to receive on behalf of it and its property service of copies of the summons and complaint and any other process which may be served in any Proceeding.

EXHIBIT B

FORM OF
TRANSFER NOTICE

                    FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address, including postal zip code, of assignee this Note and all rights hereunder, hereby irrevocably constituting and appointing

__________________attorney to transfer said Note on the books of Embraer Overseas Limited with full power of substitution in the premises.

                    In connection with any transfer of this Note occurring prior to the date [which is two years after the original issue date of the Notes,]† [which is on or prior to the 40th day of the Restricted Period (as defined in the Indenture governing the Notes),]** the undersigned confirms that:

[Check one]

☐

(a)  This Note is being transferred to a person whom the Holder reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), in a transaction meeting the requirement of Rule 144A;

☐	(b) This Note is being transferred in an offshore transaction in accordance with Rule 904 under the Securities Act;

☐	(c) This Note is being transferred pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available);

☐	(d) This Note is being transferred pursuant to an effective registration statement under the Securities Act; or

†	Include in Restricted Note.
**	Include in Regulation S Note.

B-1

☐	(e) This Note is being transferred to Embraer-Empresa Brasileira de Aeronáutica S.A. or one of its Subsidiaries,

in each of cases (a) through (e) above, in accordance with any applicable securities laws of any State of the United States.

                    If none of the foregoing boxes is checked, the Transfer Agent shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.7 of the Indenture shall have been satisfied.

Date:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of this instrument in every particular, without alteration, enlargement or any other change whatever.

B-2

EXHIBIT C

FORM OF CERTIFICATE
FOR TRANSFER FROM RESTRICTED GLOBAL
NOTE OR CERTIFICATED NOTE BEARING
A SECURITIES ACT LEGEND TO REGULATION S
GLOBAL NOTE OR CERTIFICATED NOTE
NOT BEARING A SECURITIES ACT LEGEND

The Bank of New York
4 New York Plaza, 15th Floor
New York, New York 10004
Attn:  Global Trust Services-Americas

                    Re:     6.375% Guaranteed Notes due 2017 (the “Notes”)

                    Reference is hereby made to the Indenture, dated as of October 25, 2006 (the “Indenture”), among Embraer Overseas Limited, Embraer-Empresa Brasileira de Aeronáutica S.A., The Bank of New York, as Trustee, Registrar, Transfer Agent and Principal Paying Agent (the “Trustee”), and The Bank of New York (Luxembourg) S.A., as Luxembourg Paying Agent and Transfer Agent (the “Luxembourg Paying Agent”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    This letter relates to US$__________ principal amount of Notes which are held in the form of [a beneficial interest in the Restricted Global Note with the Depositary in the name of the undersigned] [a Certificated Note bearing a Securities Act Legend].

                    The undersigned has requested a transfer of such [beneficial interest] [Certificated Note] to a Person who shall take delivery thereof in the form of [a beneficial interest of equal principal amount in the Regulation S Global Note (ISIN No. USG30376AA86) to be held with [Euroclear]* [Clearstream Banking]* (Common Code No. 027298508) through the Depositary] [a Certificated Note of equal principal amount not bearing a Securities Act Legend].  In connection with such transfer, the undersigned does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Notes and pursuant to and in accordance with Rule 903 or 904 of Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the undersigned further certifies that:

*	Indicate appropriate clearing system.

C-1

(1) the offer of the Notes was not made to a U.S. Person (as defined under Regulation S);

          [(2)           at the time the buy order was originated, the transferee was outside the United States or the undersigned and any Person acting on behalf of the undersigned reasonably believed that the transferee was outside the United States;]*

          [(2)           the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any Person acting on behalf of the undersigned knows that the transaction was prearranged with a buyer in the United States;]*

(3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

(4) the undersigned is not the Company, a distributor, an affiliate of either the Company or a distributor, or a Person acting on behalf of any of the foregoing; and

(5) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

                    This certificate and the statements contained herein are made for your benefit and for the benefit of Embraer Overseas Limited and Embraer-Empresa Brasileira de Aeronáutica S.A.  Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S.

[INSERT NAME OF TRANSFEROR]

By:

Name:
Title:

Dated: __________, 20__

cc:	Embraer Overseas Limited
Embraer-Empresa Brasileira de Aeronáutica S.A.

*	Insert one of the two provisions.

C-2

EXHIBIT D

FORM OF TRANSFER CERTIFICATE
FOR TRANSFER FROM REGULATION S GLOBAL
NOTE OR CERTIFICATED NOTE NOT BEARING
A SECURITIES ACT LEGEND TO RESTRICTED GLOBAL
NOTE OR CERTIFICATED NOTE BEARING
A SECURITIES ACT LEGEND
(PRIOR TO 40TH DAY OF RESTRICTED PERIOD)

The Bank of New York
4 New York Plaza, 15th Floor
New York, New York 10004
Attn:  Global Trust Services-Americas

Re:     6.375% Guaranteed Notes due 2017 (the “Notes”)

                    Reference is hereby made to the Indenture, dated as of October 25, 2006 (the “Indenture”), among Embraer Overseas Limited, Embraer-Empresa Brasileira de Aeronáutica S.A., The Bank of New York, as Trustee, Registrar, Transfer Agent and Principal Paying Agent, and The Bank of New York (Luxembourg) S.A., as Luxembourg Paying Agent and Transfer Agent (the “Luxembourg Paying Agent”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    This letter relates to US$________ principal amount of Notes which are held in the form of [a beneficial interest in the Regulation S Global Note (ISIN No. USG30376AA86) with the Depositary in the name of the undersigned] [a Certificated Note not bearing the Securities Act Legend].

                    The undersigned has requested a transfer of such [beneficial interest] [Certificated Note] to a Person who shall take delivery thereof in the form of [a beneficial interest in the Restricted Global Note (CUSIP No. 29081YAA4) to be held through the Depositary] [a Certificated Note bearing the Securities Act Legend].  In connection with such transfer, the undersigned does hereby confirm that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Notes and pursuant to and in accordance with Rule 144A under the U.S. Securities Act of 1933, as amended, and accordingly, the undersigned represents that:

                    (1)          the Notes are being transferred to a transferee that the undersigned reasonably believes is purchasing the Notes for its own account or one or more accounts with respect to which the transferee exercises sole investment discretion; and

D-1

                    (2)          the transferee and any such account is a “qualified institutional buyer” within the meaning of  Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

                    This certificate and the statements contained herein are made for your benefit and for the benefit of Embraer Overseas Limited and Embraer-Empresa Brasileira de Aeronáutica S.A.

[NAME OF UNDERSIGNED]

By:

Name:
Title:

Dated:	__________, 20__

cc:	Embraer Overseas Limited
Embraer-Empresa Brasileira de Aeronáutica S.A.

D-2

EXHIBIT E

FORM OF CERTIFICATE FOR REMOVAL
OF THE SECURITIES ACT LEGEND ON A CERTIFICATED NOTE

The Bank of New York
4 New York Plaza, 15th Floor
New York, New York 10004
Attn:  Global Trust Services-Americas

Re:     6.375% Guaranteed Notes due 2017 (the “Notes”)

                    Reference is hereby made to the Indenture, dated as of October 25, 2006 (the “Indenture”), among Embraer Overseas Limited, Embraer-Empresa Brasileira de Aeronáutica S.A., The Bank of New York, as Trustee, Registrar, Transfer Agent and Principal Paying Agent, and The Bank of New York (Luxembourg) S.A., as Luxembourg Paying Agent and Transfer Agent (the “Luxembourg Paying Agent”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    This letter relates to US$________ principal amount of Notes which are held in the form of [a beneficial interest in the Restricted Global Note (CUSIP No. 29081YAA4) with the Depositary]* [[a] Certificated Note(s) in the name of the undersigned.] *

                    The undersigned has requested for the restrictive Legend on the Certificated Note(s) to be removed.

                    In connection with such transfer, the undersigned does hereby certify that such transfer has been effected only (i) in an offshore transaction in accordance with Rule 904 under the Securities Act, (ii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (iii) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (iii) in accordance with any applicable securities laws of any State of the United States.

*	Indicate form in which Notes are held.

E-1

                    This certificate and the statements contained herein are made for your benefit and for the benefit of Embraer Overseas Limited and Embraer-Empresa Brasileira de Aeronáutica S.A.

[NAME OF UNDERSIGNED]

By:

Name:
Title:

Dated:	__________, 20__

cc:	Embraer Overseas Limited
Embraer-Empresa Brasileira de Aeronáutica S.A.

E-2

EXHIBIT F

FORM OF GUARANTEE

                    For value received, Embraer-Empresa Brasileira de Aeronáutica S.A. (including any successor Person under the Indenture referred to in the Note to which this Guarantee is annexed) hereby unconditionally guarantees, on a senior unsecured basis (such guarantee being referred to herein as the “Guarantee”):

                    (1) the due and punctual payment of principal of and interest [(including Additional Interest, if any)]* on, and any Additional Amounts due with respect to, the Notes, whether at maturity, by acceleration or purchase or otherwise, the due and punctual payment of interest on any overdue principal of or interest [(including Additional Interest, if any]* on, and any Additional Amounts due with respect to, the Notes, to the extent lawful, and the due and punctual performance of all other obligations of Embraer Overseas Limited to the Holders or the Trustee, all in accordance with the terms set forth in Article X of the Indenture; and

                    (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, purchase or otherwise.

                    This Guarantee shall be effective in accordance with the provisions of Article X of the Indenture and its terms shall be evidenced therein.

                    The obligations under this Guarantee are, to the extent and in the manner provided in the Indenture, equal in right of payment to all other existing and future senior unsecured debt of Embraer-Empresa Brasileira de Aeronáutica S.A., subject to certain statutory preferences under applicable law (including labor and tax claims), and senior in right of payment to Embraer-Empresa Brasileira de Aeronáutica S.A.’s subordinated debt; and effectively subordinated to the debt and other liabilities (including subordinated debt and trade payables) of its subsidiaries and to secured debt of the Guarantor, to the extent of such security.

                    No director, officer, employee, direct or indirect shareholder or incorporator, as such, of Embraer-Empresa Brasileira de Aeronáutica S.A. shall have any liability for any obligations of Embraer-Empresa Brasileira de Aeronáutica S.A. under this Guarantee or for any claim based on, in respect or by reason of such obligations or its creation.

* Include on Guarantee of Initial Note.

                    Pursuant to the provisions of the Indenture, the Guarantor has irrevocably (1) submitted to the non-exclusive jurisdiction of any New York state or U.S. federal court sitting in the Borough of Manhattan in The City of New York with respect to actions brought against it as a defendant in respect of any suit, action or proceeding or arbitral award arising out of or relating to the Indenture, the Note to which this Guarantee is annexed or this Guarantee, or any transaction contemplated hereby or thereby (a “Proceeding”), (2) accepted for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts, (3) waived, to the fullest extent it may do so under applicable law, trial by jury and any objection which it may now or hereafter have to the laying of the venue of any such Proceeding brought in any such court and any claim that any such Proceeding brought in any such court has been brought in an inconvenient forum, and (4) appointed National Registered Agent, Inc., with an office at 875 Avenue of the Americas, Suite 501, New York, New York 10001, as its authorized agent to receive on behalf of it and its property service of copies of the summons and complaint and any other process which may be served in any Proceeding.

                    This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes to which this Guarantee is annexed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

EMBRAER-EMPRESA BRASILEIRA DE AERONÁUTICA S.A.

By:

Name:	Antonio Luiz Pizarro Manso
Title:	Executive Vice-President Corporate and Chief Financial Officer

By:

Name:
Title: